UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2013

GLOBALOPTIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33700	30-0342273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two High Ridge Park, Stamford, CT 06905

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 203-461-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of applicable securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Explanatory Note

Unless the context otherwise requires, the “Registrant,” “we,” “our,” “us” and similar expressions refer to GlobalOptions Group, Inc. This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Registrant and certain related events and actions taken by the Registrant.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

The Merger and Related Transactions

Description of Business

Risk Factors

Financial Information

Properties

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers

Executive Compensation

Director Compensation

Certain Relationships and Related Transactions, and Director Independence

Legal Proceedings

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

Recent Sales of Unregistered Securities

Description of Registrant’s Securities

Indemnification of Directors and Officers

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification to Rights of Security Holders

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Certificate of incorporation or By-laws; Change in Fiscal Year

Item 5.06	Change to Shell Company Status

Item 9.01	Financial Statements and Exhibits

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

GlobalOptions Group, Inc. (the “Registrant”), through a wholly-owned subsidiary, develops, licenses and otherwise enforces patented technologies. The Registrant generates revenues from the granting of intellectual property rights for the use of, or pertaining to, patented technologies. The Registrant also monetizes its intellectual property through the sale of select patent assets. Patent protection is a key part of the Registrant’s business model, because it provides the Registrant with a period of exclusive ownership during which the Registrant can recoup risk capital and generate a profit from inventions. As an entrepreneurially driven entity, the Registrant is committed to a flexible approach when it comes to business models, deal terms and allocations of risk.

On July 11, 2013, the Registrant entered into an Agreement and Plan of Merger with GO Merger Sub LLC, a wholly-owned subsidiary of the Registrant (“Merger Sub”), Walker Digital, LLC (“Walker Digital”) and Walker Digital Holdings, LLC, a wholly-owned subsidiary of Walker Digital (“Walker Digital Sub”) pursuant to which, on September 18, 2013 (the “Closing Date”), Merger Sub merged with and into Walker Digital Sub (the “Merger”), with Walker Digital Sub surviving the Merger and becoming a wholly-owned subsidiary of the Registrant (the “Merger Agreement”).

On the Closing Date, all of the closing conditions for the Merger were met and the transaction was consummated (the “Closing”). For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 of this Current Report, which disclosures are incorporated into this item by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger and Related Transactions

Pursuant to the terms and conditions of the Merger Agreement, on the Closing Date, Merger Sub was merged with and into Walker Digital Sub in accordance with the Delaware Limited Liability Company Act. At the effective time of the Merger (the “Effective Time”), all of the issued and outstanding membership interests in Walker Digital Sub were converted into 14,999,000 shares of our newly-designated Series B Convertible Preferred Stock, par value $0.001 per share, and 7,667,667 shares of our common stock, par value $0.001 per share (collectively, the “Merger Consideration”). As a result of the Merger, Walker Digital acquired 37% percent of our issued and outstanding common stock and 100% of our issued and outstanding Series B Convertible Preferred Stock (and, assuming conversion of all such shares of Series B Convertible Preferred Stock, 64%, of our issued and outstanding common stock) and Walker Digital Sub became our wholly-owned subsidiary. We are now a holding company with primary operations conducted through Walker Digital Sub, as more fully discussed herein, although we anticipate that Walker Digital Sub will transfer a patent licensing system, which is discussed herein, to the Registrant or another subsidiary of the Registrant.

On September 17, 2013, the Registrant filed with the Secretary of State of the State of Delaware a Certificate of Designations of the Series B Convertible Preferred Stock setting forth the powers, preferences and rights of the Series B Convertible Preferred Stock. Shares of the Series B Convertible Preferred Stock are convertible on a one-for-one basis into shares of common stock, will receive the equivalent amount of distributions and liquidation proceeds as the holders of common stock, on an as converted basis, and are entitled to cast an aggregate of 80% of the vote on all matters presented to the holders of our common stock.

Effective upon the closing of the Merger, the pre-Merger directors of the Registrant other than Harvey W. Schiller, Ph.D.—namely Ethan Benovitz, John Bujouves, Per-Olof Lööf, John Oswald and Daniel Saks—resigned, and Jay Walker, Jonathan Ellenthal, Nathaniel J. Lipman, Robert Kelly and Sharon Barner were appointed as new directors. In addition, the pre-Merger officers of the Registrant—namely Harvey W. Schiller, Ph.D. and Jeffrey Nyweide—resigned from their offices and, immediately after the closing of the Merger, Jonathan Ellenthal was appointed as Chief Executive Officer, Gary Greene was appointed as Chief Administrative Officer, General Counsel and Secretary, and Karen Romaine was appointed as Chief Financial Officer of the Registrant. Prior to closing of the Merger, these executives resigned from their then-existing positions with Walker Digital and executed new employment agreements with the Registrant, which agreements became effective immediately after the Effective Time. The terms of those employment agreements are described herein. Prior to the closing of the Merger, each of these executives and directors executed standard indemnification agreements with the Registrant. Dr. Harvey Schiller, the former Chief Executive Officer of the Registrant, and Mr. Jeffrey O. Nyweide, the former Chief Financial Officer of the Registrant, extended their employment with the Registrant, each in a non-executive capacity, for a period of 12 months following the closing of the Merger. Dr. Schiller’s and Mr. Nyweide’s employment terms were extended to provide for a seamless transition for the Registrant following the Merger, and the salaries of Dr. Schiller and Mr. Nyweide will remain substantially the same in the aggregate following the closing of the Merger. The Registrant and each of Dr. Schiller and Mr. Nyweide have agreed to work in good faith to enter into detailed Transition Agreements defining the terms of such employment.

On July 11, 2013, Walker Digital entered into a Lock-Up Agreement with the Registrant, whereby Walker Digital agreed that for a period of 12 months following the closing of the Merger (the “Lock-Up Period”), it will not sell or transfer any of the shares of our common stock or Series B Convertible Preferred Stock received in the Merger to any person, other than to affiliates and to current and former officers or members of Walker Digital and its affiliates (and on the condition such transferees enter into a similar lock-up agreement), upon a pledge of such securities (and on condition such pledgee will enter into a similar lock-up agreement) or on the Closing Date in a previously contemplated secondary sale of shares of our common stock received as Merger Consideration. On the Closing Date, the Registrant and Walker Digital entered into an amendment to the Lock-Up Agreement, permitting Walker Digital to transfer shares of the common stock issued to Walker Digital as Merger Consideration , during the Lock-Up Period, in a secondary offering as part of a registered public offering that includes primary shares or in a privately negotiated sale of unregistered securities to third parties (not affiliated with Walker Digital) who agree to certain time limitations on the registration with respect to such securities, in either case at a purchase price of no less than three dollars per share of common stock and for aggregate consideration of no more than $15,000,000. Purchasers of such shares of common stock will not be subject to a lock up.

In addition to the Merger Consideration, the Registrant has agreed to issue 2,166,667 shares of the Registrant’s common stock (the “Contingent Shares”) to Walker Digital if one of the following conditions is satisfied following the Closing Date (i) the closing price of the Registrant’s common stock equals or exceeds $4.25 per share for any 20 trading days within any 30 trading-day period during the first 15 months following the earlier of the date on which (a) a registration statement with respect to the shares of Registrant’s common stock sold in the Primary Offering (described below) filed with the United States Securities and Exchange Commission (the “Commission”) on Form S-1 (the “Primary Registration”) is first effective, or (b) the purchasers of the shares of the Registrant’s common stock sold in the Primary Offering described below (the “Primary Offering Shares”) become eligible to resell the Primary Offering Shares under Rule 144; or (ii) the closing price of Registrant’s common stock equals or exceeds $5.50 per share for any 20 trading days within any 30 trading-day period during the first 24 months following the earlier of the date on which (a) the Primary Registration is first effective or (b) the purchasers of the shares of the Registrant’s common stock sold in the Primary Offering become eligible to resell the Primary Offering Shares under Rule 144.

Simultaneously with the execution of the Merger Agreement, and as a condition to the closing of the Merger, the Registrant and Walker Digital entered into a Shared Services Agreement whereby an affiliate of Walker Digital will provide certain services to the Registrant. The affiliate of Walker Digital will provide such services at cost.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, including the exhibits thereto, a copy of which was attached as Exhibit 2.1 of Current Report on Form 8-K filed by the Registrant on July 15, 2013, and incorporated herein by reference.

Amendments

On the Closing Date, the parties to the Merger Agreement entered into a First Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”), pursuant to which the parties to the Merger Agreement agreed to remove the closing condition that Walker Digital conduct a secondary offering of shares of the Registrant’s common stock, agreed to a new closing condition that the Registrant conduct a private placement of shares of its common stock, and agreed to certain conforming changes in the Merger Agreement. The parties also agreed to delete a covenant in the Merger Agreement that Walker Digital use commercially reasonable efforts to cause Jay Walker, Jonathan Ellenthal, Gary Greene and Karen Romaine to enter into employment agreements with the Registrant prior to the closing of the Merger and that the Registrant use commercially reasonable efforts to enter into such agreements. Additionally, the parties agreed to amend a closing condition to the Merger Agreement to reduce, to $15,165,000, the amount of cash on hand that the Registrant was required to have at the Effective Time. Finally, the parties agreed to amend the Merger Agreement to update a schedule to the Merger Agreement that sets forth the assets that Walker Digital contributed to Walker Digital Sub prior to the closing of the Merger, which update reflects certain changes that occurred in the ordinary course of business between the date of the signing of the Merger Agreement and the date of the Merger Agreement Amendment.

Also on the Closing Date, the Registrant and Walker Digital entered into an amendment (the “Lock-Up Agreement Amendment”) to the Lock-Up Agreement dated as of July 11, 2013, between the Registrant and Walker Digital, pursuant to which Walker Digital is entitled to transfer shares of the Registrant’s common stock in a secondary offering as part of a registered public offering that includes primary shares or in a privately negotiated sale of unregistered securities to third parties (not affiliated with Walker Digital) who agree to certain time limitations on the registration with respect to such securities, in either case at a purchase price of no less than three dollars per share of common stock and for aggregate consideration of no more than $15,000,000.

The Primary Offering

Substantially simultaneously with the closing of the Merger, the Registrant completed the closing of a private placement (the “Primary Offering”) of units, each consisting of one newly issued share of common stock and one warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Primary Offering collectively purchased 3,960,616 shares of common stock and warrants to purchase 2,430,308 shares of common stock for total consideration of $11,881,847. The warrants (the “Warrants”) issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of the Registrant’s common stock and are subject to a call option in favor of the Registrant. It is a condition to the Registrant’s right to exercise its call option that, prior to the exercise of the call option, the closing price of the common stock of the Registrant equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days. The Primary Offering was made to a limited number of Accredited Investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

The Registrant agreed in the Merger Agreement to enter into a registration rights agreement with the investors participating in the Primary Offering, and upon the closing of the Primary Offering, the Registrant entered into a registration rights agreement (the “Offering Registration Rights Agreement”) with the investors in the Primary Offering. Under the terms of the Offering Registration Rights Agreement, the Registrant has committed to file a registration statement covering the resale of the common stock issued in the Primary Offering, as well as the common stock issuable on exercise of the Warrants, within 30 days from the Closing Date (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to become effective no later than the earlier of: (i) the 90th calendar day following the Closing Date, provided, that, if the Commission reviews and has written comments to the filed registration statement, then such date shall be the 180th calendar day following the Closing Date, and (ii) the 5th trading day following the date on which the Registrant is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the registration statement may be accelerated (the “Effective Deadline”).

The Registrant has agreed to use reasonable best efforts to maintain the effectiveness of the registration statement until the earlier of (i) such time when all of the shares of common stock covered by such registration statement have been publicly sold by the holders and (ii) the date on which all of such shares are (A) sold pursuant to an effective registration statement; (B) are sold pursuant to Rule 144 under circumstances in which any legend borne by such shares are removed; or (C) such shares would be saleable pursuant to Rule 144 without restrictions on volume or manner of sale (which shall be no earlier than one (1) year from the Closing Date) (the “Effectiveness Period”). If (i) the registration statement is not filed on or prior to its Filing Deadline, (ii) the Registrant fails to have the a registration statement declared effective prior to the Effectiveness Deadline, or (iii) after the Effectiveness Deadline, such registration statement ceases to remain continuously effective for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period (subject to certain grace periods), the Registrant will be liable to each holder, as partial liquidated damages, an amount, payable monthly, equal to 1.0% of the aggregate purchase price paid by such holder in the Primary Offering for the number of shares of unregistered shares registrable under the Offering Registration Rights Agreement then held by such holder. The maximum aggregate liquidated damages payable to a holder under the Offering Registration Rights Agreement is 10.0% of the aggregate amount of such holder’s investment in the Primary Offering, and certain other limitations apply to the accrual of liquidated damages under the Offering registration Rights Agreement. The liquidated damages pursuant to the terms of the Offering Registration Rights Agreement apply on a daily pro rata basis for any portion of a month prior to the cure of the event resulting in the incurrence of liquidated damages.

Vendor Agreements

On the Closing Date, the Registrant entered into a Restricted Stock Agreement with IP Navigation Group, LLC, one of its vendors (the “Vendor”), pursuant to which the Registrant issued 1,445,000 shares of common stock to the Vendor in consideration for a reduction in Vendor’s future fees. The shares issued to the Vendor are subject to forfeiture in certain circumstances during the six-month period following issuance. Pursuant to the Restricted Stock Agreement with the Vendor, the Registrant granted the Vendor “piggyback” registration rights for the 1,445,000 shares issued to the Vendor with respect to registration statements filed by the Registrant during the six month period following the date of the issuance of such shares. On the Closing Date, the Registrant also entered into a Lock-Up Agreement with the Vendor, whereby the Vendor agreed not to sell or transfer such 1,445,000 shares of common stock for a period of six (6) months following the closing of the Merger, subject to certain exceptions.

Broadband Agreements

In connection with the services provided to the Registrant in connection with the Merger and the Primary Offering, on July 10, 2013, the Registrant entered into a Restricted Stock Agreement (the “Restricted Stock Agreement”) with Broadband Capital Management LLC (“BCM”). The Restricted Stock Agreement amends the terms of the previously entered into Financial Advisory Services Agreement with BCM whereby BCM agreed that its fee from the Registrant in connection with the Merger would be 1,325,776 shares of the Registrant’s common stock, the vesting of which would be subject to the closing of the Merger. Pursuant to the terms of the Restricted Stock Agreement, the Registrant also agreed pay to BCM a success fee of $100,000 payable in cash, upon the closing of the Merger. On July 10, 2013, the Registrant issued the shares to BCM. Pursuant to the Restricted Stock Agreement, the Registrant also agreed to include the 1,325,776 shares of the Registrant’s common stock in the Registration Statement filed by the Registrant with the Securities and Exchange Commission with respect to the shares of the Registrant’s common stock sold in the Primary Offering. On July 11, 2013, the Registrant also entered into a Lock-Up Agreement with BCM, whereby BCM agreed not to sell or transfer such 1,325,776 shares of the Registrant’s common stock for a period of six (6) months following the closing of the Merger. That Lock-Up Agreement became effective upon the closing of the Merger.

Prior to the Merger, there were no material relationships between us and the Registrant, or any of the Registrant’s respective affiliates, directors or officers, or any associates of the Registrant’s respective officers or directors, other than as disclosed in this Current Report or our other filings with the Securities and Exchange Commission.

Form 10 Disclosures

Prior to the Merger, the Registrant was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under Section 12(g) of the Exchange Act, for the Registrant’s common stock, which is the only class of its securities registered under Section 12 of the Exchange Act and subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Transaction. From and after the Closing Date, our primary operations consist of the business of Walker Digital Sub.

Description of Business

Corporate History

Immediately following the Merger, the business of Walker Digital Sub became the business of the Registrant.

Walker Digital Sub was formed as a limited liability company in the State of Delaware on June 3, 2013. Immediately prior to the Closing, Walker Digital, then the sole member of Walker Digital Sub, entered into a Bill of Sale, Assignment and Assumption Agreement with Walker Digital Sub whereby Walker Digital contributed Walker Digital Licensing and Enforcement, a segment of Walker Digital, to Walker Digital Sub, as detailed in such agreement. On the Closing Date, Merger Sub, our newly formed, wholly-owned subsidiary merged with and into the Walker Digital Sub, and Walker Digital Sub became our wholly-owned subsidiary.

In 2010, the Registrant sold our four operating units, and the Registrant determined that, following those transactions, it was a “shell company” as defined in Rule 12b-2 of the Exchange Act. As a result of the Merger, the Registrant ceased to be a shell company.

Overview

Business Overview

The Registrant, anticipated to be re-named Patent Properties, Inc. in the fourth quarter of 2013, intends to continue to develop and commercialize the patent and other intellectual property assets created by Walker Digital, the research and development lab founded and led by inventor and entrepreneur Jay Walker. Mr. Walker, best known as the founder of Priceline.com, has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age” and currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances.

Since its inception in 1993, Walker Digital set out to create entirely new business solutions to unlock unrealized value for consumers and businesses. Walker Digital has focused its energies on creating intellectual property to solve large and complex problems in multiple industries located at the intersection of large-scale digital networks and human behavior. Over the past 20 years, Walker Digital has created what is now a broad portfolio of inventions. It has also invested substantial time and financial resources to secure patent rights for these innovative business solutions, whenever appropriate. All of the patents we own through Walker Digital Sub were developed internally by Walker Digital, with Jay Walker as the lead inventor named on almost all patents issued.

Throughout its history, Walker Digital has pursued a flexible and multi-pronged monetization strategy for its many inventions—commercialization, partnership and enforcement—so as to maximize returns on its investments. Going forward, we intend to continue to employ the same strategies to derive maximum value from our intellectual property, including but not limited to:

•	Commercialization – Independently commercialize our intellectual property through the creation of de novo businesses;

•	Partnership – Form strategic partnerships with operating companies to commercialize and bring to market certain inventions; and,

•	Enforce – Enforce and protect our intellectual property rights through litigation and licensing activities.

Strategy

Commercialization

Over the past 20 years, Walker Digital and Jay Walker launched several operating companies to commercialize its inventions in sectors including e-commerce, gaming, publishing, retailing, and education, among others. These companies, including Priceline.com and Synapse Group, Inc., have collectively served more than 100 million consumers, generated billions in shareholder value and created thousands of new jobs.

Most notably, in 1998, Mr. Walker founded Priceline.com, which established a new market for the sale and purchase of airline tickets and other services, based on a series of innovations developed at Walker Digital in the preceding years. Similarly, Mr. Walker commercialized ideas he co-developed through the founding of Synapse Group, which transformed the sale of magazine subscriptions from a fixed-term product to an open-ended service (similar to Internet access, cable TV and wireless service). Synapse Group was purchased by Time Inc. in 2001 for a price in excess of $500 million. The company is now one of the world’s largest magazine subscription agencies, which has served tens of millions of customers.

In both instances, these businesses addressed fundamental inefficiencies in decades-old industries and used digital innovations developed and patented by Mr. Walker to introduce disruptive business models that transformed how these industries operated. The Registrant has no ownership interest in Priceline.com or Synapse Group. We, through Walker Digital Sub, are currently in the process of developing a new business based on intellectual property (with a pending patent application) of Mr. Walker, to transform the patent licensing industry that has similar market inefficiencies.”

Partnerships

In certain cases, we may determine that a third party would be more capable of taking the operational lead and delivering our inventive solutions to the marketplace. By relying on a partner with existing distribution and operational resources to scale our solutions more efficiently than we could otherwise accomplish on our own, we may be able to generate greater returns for our shareholders.

Walker Digital’s past efforts include multiple partnerships involving companies such as International Game Technology, WMS Industries, Vendmore Systems and others that have collectively generated well in excess of $100 million in revenue and 3rd party investments over the past 7 years.

Intellectual Property Enforcement

All of our intellectual property assets were created with the goal of solving business problems, with intent to achieve commercial status. However, it is our belief that many of our inventions have become part of the commercial activities of other businesses without having been licensed, depriving the Registrant of its value creation opportunity. As a result, patent enforcement activities are a central part of our business strategy.

Since April 2011, Walker Digital has filed 42 patent infringement lawsuits against 187 defendants involving 47 patents in suit. These enforcement efforts have resulted in over $64 million in gross revenue, settlement income and patent sales proceeds to date. There are currently 19 litigation matters in US District Court in Delaware. We expect to expand our enforcement activities to other patents in our portfolio and other unlicensed users of those patents that have previously been asserted in litigation. Our litigations are disclosed in this Current Report.

Intellectual Property/Patent Portfolio Overview

The Registrant’s patent portfolio currently consists of 379 granted patents as well as 93 pending patent applications. Mr. Walker is an inventor named on each and every patent in our portfolio.

The Walker Digital patents that we acquired describe inventions in areas such as authentication techniques, internet search, social networking and advertising and online transactions, among many others. They are relevant to a broad array of large and growing industries including data management, e-commerce, electronic and computer hardware, social networking and internet services, financial services, entertainment and video gaming, online education, manufacturing and security.

Furthermore, to optimize the quality of our intellectual property, Walker Digital employed or retained what we believe to be are well qualified patent attorneys to work hand in hand with inventors at every stage of the patent procurement process, from ideation, through drafting, prosecution and appeals. We intend to continue to build the invention portfolio under Mr. Walker’s leadership and also believe there are valuable un-asserted claims within the portfolio. We will file for additional patent protection based on some of our existing patents and patent applications when appropriate.

A list of our current patents can be found on our website at www.patentproperties.com, as well as on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

Overview of Patent Licensing Platform

We, through Walker Digital Sub, are currently in the process of developing an entirely new digitally-driven business system to establish a patent licensing platform. Although we have not yet completed development and commercialization of the system and while no assurances may be given that it will be completed and create value for us, we believe that patent licensing is a large market characterized by significant price inefficiency and discontinuity between the participating parties. We believe an innovative, digitally-driven business system could create significant value for all participants, including Inventors/Patent Owners/Licensors and Patent Users/Licensees. It is a problem that we believe we are well- positioned to solve given Walker Digital’s track record of innovation, first-hand experience in intellectual property licensing and monetization, and long-term relationships with large corporations, research institutions, universities, inventors and others that will form the ecosystem of the business being built. Our solution will rely on proprietary software and “Big Data” analytical tools that have only recently become available and affordable.

Competition

We expect to encounter competition from others seeking to license or sell intellectual property. This includes an increase in the number of competitors seeking to license or sell similar patents and technologies.

Other companies may develop competing technologies and offerings that may provide better or less expensive alternatives to our patented technologies that we may license or sell and our services. Many potential competitors may have significantly greater resources than we do. Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned and services to be provided obsolete and/or uneconomical.

Employees

The Registrant has 8 full-time employees, excluding Dr. Schiller and Mr. Nyweide and their administrative assistant. In addition, Mr. Walker has and will continue to devote substantial, but not all, of his working effort to the Registrant. Over the course of the next twelve months, we anticipate hiring up to ten additional employees to support our business, including the development of our patent licensing system.

Filings

We are a fully reporting issuer, subject to the Exchange Act. Our Quarterly Reports, Annual Reports, and other filings can be obtained from the Commission’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Our Internet address is www.patentproperties.com, where, in the “Investors Relations” section, we make available, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, certain other reports and filings required to be filed under the Exchange Act and all amendments to those reports or filings as soon as reasonably practicable after such material is electronically filed with or furnished to the United States Securities and Exchange Commission. The information contained on or connected to our website is not incorporated by reference into this Current Report.

Risk Factors

We face a variety of risks that may affect our business, financial condition, operating results, the trading price of our common stock, or any combination thereof. You should carefully consider the following information and the other information in this Current Report in evaluating our business and prospects and before making an investment decision with respect to our common stock. If any of these risks were to occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such an event, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties we describe below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to our Company, our Business and our Industry

Our financial and operating results may be uneven.

Our quarterly operating results may fluctuate substantially. As such, our operating results will be difficult to predict, and you should not rely on quarterly or annual comparisons of our results of operations as an indication of our future performance. Factors that could cause our operating results to fluctuate during any period or that could adversely affect our ability to achieve our revenue goals include the progress and status of our litigations, including settlement negotiations, our ability to protect and enforce our intellectual property rights, changes in demand for products that incorporate our inventions, revenue recognition principles, and changes in accounting policies.

We will initially be considered a “personal holding company” and will be required to pay personal holding company taxes, which will have an adverse effect on our cash flows, results of operations and financial condition.

The Internal Revenue Service Code requires any company that qualifies as a “personal holding company” to pay personal holding company taxes in addition to regular income taxes. A company qualifies as a personal holding company for a given tax year if (1) at any time during the last half of that tax year more than 50.0% of the value of the company’s stock is held by five or fewer individuals and (2) at least 60.0% of the company’s adjusted ordinary gross income constitutes personal holding company income. We expect that we will be a personal holding company for at least 2013. Whether we will be a personal holding company for subsequent years will depend upon whether the share ownership and company adjusted gross income requirements are satisfied. If we come to no longer satisfy the stock ownership requirement for personal holding company status, our ability to demonstrate that we are no longer a personal holding company may nevertheless be limited, as doing so may require the cooperation of our direct and indirect stockholders. Further, our shares are not currently subject to ownership restrictions that would help us establish that we did not satisfy the stock ownership requirement for personal holding company status. As a personal holding company, our undistributed personal holding company income, which is generally taxable income with certain adjustments, including a deduction for federal income taxes and dividends paid, will be taxed at a rate of 20.0% (in addition to regular corporate taxes) under current law. The payment of personal holding company taxes will have an adverse effect on our cash flows, results of operations and financial condition and may have an adverse effect on the value of our stock.

Our preferred shares bear disproportionate voting rights.

The holders of our preferred shares have the right to cast 80.0% of the votes to be cast on any matter involving a stockholder vote, including the election of all directors. All of our preferred shares are held by Walker Digital, and Walker Digital holds additional shares of our common stock, entitling it to cast in excess of 80.0% of the votes entitled to be cast with respect to any matter on which our stockholders are entitled to vote. Accordingly, the holders of our preferred shares are able to maintain control of all actions taken by us, including the election of our directors.

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

We expect to spend a significant amount of resources to enforce our patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (the “USPTO”), or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue and any reductions in the funding of the USPTO could negatively impact the value of our assets. United States patent laws have been amended by the Leahy-Smith America Invents Act, or the America Invents Act. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

Congress is currently considering a bill that would require non-practicing entities that bring patent infringement lawsuits to pay legal costs of the defendants if the lawsuits are unsuccessful. It is not known when, or if, this legislation will be passed.

In addition, the U.S. Department of Justice (“DOJ”) has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Finally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

In order to grow, we may have to invest more resources in research and development than anticipated, which could increase our operating expenses and negatively impact our operating results.

If new competitors, technological advances by existing competitors, and/or development of new technologies or other competitive factors require us to invest significantly greater resources than anticipated in our patent development efforts, our operating expenses could increase. If we are required to invest significantly greater resources than anticipated in patent development efforts without an increase in revenue, our operating results could decline. We expect these expenses to increase in the foreseeable future as our technology development efforts continue.

If we are not able to adequately protect our patent rights, our business would be negatively impacted.

We believe the patents we acquired pursuant to the Merger are valid, enforceable and valuable. Notwithstanding this belief, third parties may make claims of invalidity with respect to our patents, and such claims could give rise to material additional costs, jeopardize or substantially delay a successful outcome of litigation we are or may become involved in, divert resources away from our other activities, or otherwise materially and adversely affect our business. Similar challenges could also prevent us from obtaining additional patents in the future. Even if we are successful in enforcing our rights, our patents may be less valuable than we currently expect. These risks may be heightened in countries other than the United States, and may be negatively affected by the fact that legal standards in the United States and elsewhere for protection of intellectual property rights in Internet-related businesses are uncertain and still evolving. In addition, there are a significant number of United States and foreign patents and patent applications in our areas of interest, and we expect that significant litigation in these areas will continue, and will add uncertainty to the value of certain patents and other intellectual property rights in our areas of interest. If we are unable to protect our intellectual property rights or otherwise realize value from them, our business would be negatively affected.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

We hold numerous pending patents applications and we will prosecute additional patent applications. We have identified a trend of increasing patent applications each year, which may result in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

The fixed terms of patents limit our business opportunity.

Patents have fixed terms. If we fail to create value from our patents prior to their expiration, our litigation opportunities will diminish, which could negatively impact our business opportunity.

Future innovations could make our patents obsolete.

Our success depends, in part, on continued demand for products that incorporate the patented inventions that we acquired pursuant to the Merger. Changes in technology or customer requirements could render these patented inventions obsolete or unmarketable.

Focusing our business model on realizing the value of our intellectual property is a recent initiative and may not result in anticipated benefits.

Walker Digital and Walker Digital Sub have a limited operating history and a limited track record with respect to their intellectual property licensing and enforcement business, which could make it difficult to evaluate our future prospects. We will encounter risks and difficulties frequently experienced by companies with evolving business strategies. If we do not manage these risks successfully, our business and operating results will be adversely affected. In addition, our intellectual property strategy may have other adverse consequences, such as employee attrition, the loss of employees with valuable knowledge or expertise or a negative impact on employee morale. Our strategy may place increased demands on our personnel and could adversely affect our ability to attract and retain talent and to perform our accounting, finance and administrative functions. We may not realize all of the anticipated benefits of our strategies.

We will seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Jay Walker has significant experience as an inventor. As such, we expect that part of our business will include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its other business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our company.

We will depend on key individuals, including Jay Walker.

Our future success depends largely upon the service of our new directors, executive officers and other key management and technical personnel, including Jay Walker. Our success also depends on our ability to continue to attract, retain and motivate qualified personnel with specialized patent, engineering and other skills. The market for such talent in our industry is extremely competitive. Our ability to attract and retain qualified personnel could be affected by any adverse decisions in any litigation or arbitration and by our ability to offer competitive cash and equity compensation and work environment conditions. The failure to attract and retain such persons with relevant and appropriate experience could interfere with our ability to enter into new license agreements and undertake additional technology and product development efforts, as well as our ability to meet our strategic objectives.

Our technology development activities may experience delays.

We may experience technical, financial, resource or other difficulties or delays related to the development of our patents and businesses. Delays may have adverse financial effects and may allow competitors with comparable technology offerings to gain an advantage over us. There can be no assurance that our development efforts will ultimately be successful. Moreover, certain of our technologies have not been fully tested in commercial use, and it is possible that they may not perform as expected. In such cases, our business, financial condition and operating results could be adversely affected, and our ability to secure licensees and other business opportunities could be diminished.

Changes of interpretations of patent law could adversely impact our business.

Our success in reexamination and enforcement proceedings will rely in part on the uniform and historically consistent application of patent laws and regulations. The courts’ interpretations of patent laws and regulations continue to evolve, and the courts may continue to alter or refine their application of laws and regulations. Changes or potential changes in judicial interpretation could have a negative impact on our ability to monetize our patent rights.

Setbacks in defending and enforcing our patent rights could cause our revenue and cash flow to decline.

Our assets include patents that will be integral to our business and revenues. Competitors may challenge the validity, scope, enforceability and ownership of those patents. Their challenges may include reexamination requests in the relevant patent and trademark office. Reexamination proceedings are costly and time-consuming, and we cannot predict their outcome or consequences. Such proceedings may narrow the scope of our claims or may cancel some or all of our claims. If some or all of our patent claims are canceled, we could be prevented from enforcing or earning future revenues from such patents. We cannot assure that the validity and enforceability of our patents will be maintained or that our patents will be determined to be applicable to any particular product or standard. Even if our claims are not canceled, enforcement actions against alleged infringers may be stayed pending resolution of reexaminations, or courts or tribunals reviewing our patent claims could make findings adverse to our interests based on facts presented in reexamination proceedings. Irrespective of outcome, reexamination challenges may result in substantial legal expenses and diversion of management’s time and attention away from our other business operations. Adverse decisions could limit the value of our inventions or result in a loss of our proprietary rights, which could negatively impact our stock price, our results of operations, our cash flows, our business and our financial position.

Our business depends on a number of costly litigation, arbitration and administrative proceedings to enforce our intellectual property rights.

The cost of enforcing, protecting and defending our intellectual property will be significant. Our business model requires litigation to enforce our intellectual property rights. In addition, third parties could commence litigation against us seeking to invalidate our patents or obtain a determination that our patents are not infringed, are not essential, are invalid or are unenforceable. As a result of any such litigation, we could lose our proprietary rights.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we plan to diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions will be prosecuted almost exclusively in federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

In connection with patent enforcement actions that we may conduct, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities.

In connection with our patent enforcement actions we intend to bring or maintain, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorney’s fees and/or expenses to a defendant(s), which could be material, and if we are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and our financial position.

Our litigation may be time-consuming, costly and we cannot anticipate the results.

We expect to spend a significant amount of our financial and management resources to pursue litigation matters. We believe that these litigation matters and others that we may in the future determine to pursue could continue for years and consume significant financial and management resources. The counterparties to our litigation matters are all large, well-financed companies with substantially greater resources than us. We cannot assure you that any of our litigation matters will result in a favorable outcome for us. In addition, even if we obtain favorable interim rulings or verdicts in particular litigation matters, they may not be predictive of the ultimate resolution of the dispute. Also, we cannot assure you that we will not be exposed to claims or sanctions against us which may be costly or impossible for us to defend. Unfavorable or adverse outcomes may result in losses, exhaustion of financial resources or other adverse effects which could encumber our ability to develop and commercialize products.

Technology company stock prices are especially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies have been highly volatile. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•	announcements of developments in our patent enforcement actions;

•	developments or disputes concerning our patents;

•	our or our competitors’ technological innovations;

•	variations in our quarterly operating results;

•	our failure to meet or exceed securities analysts’ expectations of our financial results;

•	a change in financial estimates or securities analysts’ recommendations;

•	changes in management’s or securities analysts’ estimates of our financial performance;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents; and

•	failure to complete significant transactions.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who constitute our senior management team have had limited responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the growth of our business.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

The burdens of being a public company may adversely affect our ability to pursue litigation.

As a public company, our management must devote substantial time, attention and financial resources to comply with U.S. securities laws. This may have a material adverse effect on management’s ability to effectively and efficiently pursue litigation as well as our other business initiatives. In addition, our disclosure obligations under U.S. securities laws require us to disclose information publicly that will be available to future litigation opponents. We may, from time to time, be required to disclose information that may have a material adverse effect on our litigation strategies. This information may enable our litigation opponents to develop effective litigation strategies that are contrary to our interests.

Risks Related to our Common Stock

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock not received in a registered offering, as well as all shares that are held by affiliates, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 under the Securities Act, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were, until the consummation of the Merger, a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the information that is required by Form 10 to register our securities under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) is filed with the Commission. Therefore, any restricted securities we have sold or sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our prior status as a “shell company” could prevent us in the future from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may not qualify to meet listing standards to list our stock on an exchange.

The Commission approved listing standards for companies using reverse acquisitions, or reverse shell mergers, to list on an exchange, which may limit our ability to become listed on an exchange. We are considered a reverse shell merger company (i.e., an operating company that became an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE MKT or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the Commission or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for NYSE MKT) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the Commission (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

Because we would be considered a reverse shell merger company, we may not be able to attract the attention of brokerage firms.

Additional risks may exist since we would be considered a reverse shell merger company. Securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our shares of common stock would be deemed to be a “penny stock” based upon the price of our common stock as of the date of this Current Report and as such are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 exclusive of the value of their principal residence or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

Provisions in our Certificate of Incorporation and By-laws may deter third parties from acquiring us and could lead to the entrenchment of our Board.

Our Certificate of Incorporation and By-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	stockholders may only remove directors for cause;

•	vacancies on the Board may be filled only by the directors; and

•	we require advance notice for stockholder proposals.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our Certificate of Incorporation and By-laws could discourage, delay or prevent a transaction involving a change in control of our company. These deterrents could adversely affect the price of our common stock and make it difficult to remove or replace members of the Board or management of the Registrant.

We are a “controlled company” within the meaning of the Nasdaq and NYSE MKT rules and, as a result, we qualify for, and rely on, exemptions from certain corporate governance requirements.

Walker Digital controls a majority of our voting stock. As a result, we are a “controlled company” within the meaning of Nasdaq and NYSE MKT corporate governance standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”, and if we are listed on Nasdaq we expect to utilize exemptions relating to certain Nasdaq corporate governance requirements, including:

•	The requirement that we have a Nominating and Governance Committee that is composed entirely of independent directors;

•	The requirement that we have a Compensation Committee that is composed entirely of independent directors; and

•	The requirement for an annual performance evaluation of the Nominating and Governance and Compensation Committees.

The NYSE MKT has similar rules and exemptions with respect to controlled companies, which we expect to utilize if we are listed on the NYSE MKT. As a result of these exemptions, we anticipate that, if we are still a controlled company at the time that we apply to be listed on the Nasdaq or the NYSE MKT, our Nominating and Governance and Compensation Committees will not consist entirely of independent directors and that we will not be required to have an annual performance evaluation of the Nominating and Governance and Compensation Committees. Accordingly, a holder of our common stock would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq or NYSE MKT corporate requirements.

Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following management’s discussion and analysis should be read in conjunction with the financial statements and the related notes filed with this Current Report. This management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this Current Report. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

As the result of the Merger and the change in our business and operations from a shell company to a company with assets and operations, a discussion of the past financial results of the Registrant is not pertinent, and the financial results of Walker Digital Licensing and Enforcement (a segment of Walker Digital), the assets of which were transferred to Walker Digital Sub are considered our financial results on a historical and going-forward basis.

General

We conduct our operations through the Walker Digital Sub, which is our wholly-owned subsidiary. We are a development lab led by internationally recognized inventor and entrepreneur Jay Walker. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Our mission is to use the tools of the digital age to create business systems that unlock extraordinary value for consumers and businesses. Patent protection is a key part of our business model, because it provides us with a period of exclusive ownership during which we can recoup our risk capital and generate a profit from our inventions. As an entrepreneurially driven company, we are committed to a flexible approach when it comes to business models, deal terms and allocations of risk.

We specialize in creating applications and business solutions that work with large-scale networks. We have partnered with Fortune 500 firms to bring our inventions to market. We also license other companies to do so. We derive revenue primarily from patent licensing and sales and technology solutions licensing and sales.

Overview

Our operating activities during 2012 and 2011 and the six months ended June 2013 were principally focused on the sale of patents, continued development, licensing and enforcement of the patent portfolios, including the continued pursuit of multiple ongoing technology licensing and enforcement programs and the commencement of new technology licensing and enforcement programs.

Year ended December 31, 2012 Compared with Year Ended December 31, 2011

Net Income

Net income for 2012 was $11.3 million, as compared to $14.8 million for 2011. Results for 2012 included allocated costs totaling $0.2 million, compensation and benefits of $3.6 million and direct costs of revenue of $16.7 million.

Results for 2011 included allocated costs totaling $0.2 million, compensation and benefits of $2.8 million and direct costs of revenue of $13.2 million.

Revenues

($ in millions)

	Year	Year
	Ended December	Ended December
	31, 2012	31, 2011	% change
Licensing fees	$17.9	$26.5	-32%
Patent sales	14.4	5.3	172%

Total Revenue	$32.3	$31.8	2%

We recognized revenues of $32.3 million in 2012, a 2% increase compared to 2011 revenues of $31.8 million.

We generated revenue from 35 licensing agreements during 2012, as compared to 18 licensing agreements in 2011.

We generated revenue from 2 patent sales during 2012, as compared to 4 patent sales in 2011.

During 2012, we recorded revenues from 35 licensing agreements, including the licensing of patents that describe electronic commerce, data management, online education, electronic and computer hardware, social networking and internet services, financial services and entertainment and video gaming.

During 2011, we recorded revenues from 18 licensing agreements, including the licensing of a number of patents that describe of electronic commerce, data management, online education, electronic and computer hardware, social networking and internet services, financial services and entertainment and video gaming.

During 2012, we recorded revenues from 2 patent sales, including the sale of patents that describe entertainment, lottery and video game systems.

During 2011, we recorded revenues from 4 patent sales, including the sale of a number of patents that describe electronic commerce, security systems, financial services and social networking and internet services.

Our revenues historically have fluctuated based on the number of patented technology portfolios, the timing and results of patent filings and other enforcement proceedings relating to our intellectual property rights. Although revenues from one or more of our patents or patent families may be significant in a specific reporting period, we believe that none of our patents or patent families are individually significant to our licensing and enforcement business as a whole.

Cost of Revenues

($ in millions)

	Year	Year
	Ended December	Ended December
	31, 2012	31, 2011	% change
Legal and consulting contingency fees	$10.8	$9.7	11%
Other legal and consulting fees	3.2	1.9	68%
Patent prosecution costs	0.3	—	n/a
Electronic data set-up fees	2.4	1.6	50%

Total cost of revenue	$16.7	$13.2	27%
% of total revenue	52%	42%

Legal and consulting contingent fees for 2012 and 2011 were $10.8 million, $9.7 million, respectively. As a percentage of revenue, legal and consulting contingent fees were 33% during 2012 and 31% in 2011. Our legal and consulting contingent fees are dependent upon the realization of revenue. The increase in legal and consulting contingent fees as a percentage of revenue can be attributable to an increase in strategic advisory services relating to the licensing, enforcement and settlement of our patent and patent portfolios during the later part of fiscal year 2012.

Other legal and consulting expenses for 2012 and 2011 were $3.2 million, $1.9 million, respectively. As a percentage of revenue, other legal and consulting fees were 10% during 2012 and 6% in 2011. Although the number of active patent infringement and licensing cases as of December 31, 2012, compared to December 31, 2011, decreased from 30 to 24, other legal and consulting fees increased due to the progression of active patent infringement cases beyond the early stages of litigation. Other legal and consulting expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect other legal and consulting expenses to continue to fluctuate period to period based on the factors summarized above, in connection with upcoming scheduled trial dates and our current and future patent development, licensing and enforcement activities.

Electronic data set-up fees for 2012 and 2011 were $2.4 million, $1.6 million, respectively. The increase from 2011 to 2012 was related to the build-out of the technology infrastructure, such fees should not be material in 2013 and beyond.

General and Administrative Expenses

($ in millions)

	Year	Year
	Ended December	Ended December
	31, 2012	31, 2011	% change
Patent expenses	$0.5	$0.8	-38%
Salaries and benefits	3.6	2.8	29%
General and administrative	0.2	0.2	0%

Total general & administrative expenses	$4.3	$3.8	13%
% of total revenue	13%	12%

Salaries and benefits expense for 2012 and 2011 were $3.6 million and $2.8 million, respectively. Salaries and benefits expense increased $0.8 million, or 29%, while total revenues increased slightly for 2012 as compared to 2011. The ratio of compensation and benefits to revenues was 11% for 2012 as compared to 9% for 2011. The increase in compensation and benefits can be primarily attributable to discretionary bonuses earned from the $12.9 million of revenue generated from a patent sale in December 2012. No discretionary bonuses were granted in 2011.

Six Months Ended June 30, 2013 Compared with Six Months Ended June 30, 2012

Net Income

Net loss for the six months ended June 30, 2013 was $1.6 million, as compared to net income of $2.5 million for the comparable prior period. Results for the six months ended June 30, 2013 included allocated costs totaling $0.1 million, merger related costs of $0.3 million, compensation and benefits of $0.6 million and direct costs of revenue of $1.5 million.

Results for the six months ended June 30, 2012 included allocated costs totaling $0.1 million, compensation and benefits of $1.4 million and direct costs of revenue of $6.8 million.

Revenues

($ in millions)

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2013	2012	% change
Licensing fees	$1.1	$9.5	-88%
Patent sales	—	1.6	-100%

Total Revenue	$1.1	$11.1	-90%

We recognized revenues of $1.1 million for the six months ended June 30, 2013, a 90% decrease compared to $11.1 million for the comparable prior period.

We generated revenue from 5 licensing agreements for the six months ended June 30, 2013, as compared to 17 licensing agreements for the six months ended June 30, 2012.

We did not generate revenues from patent sales for the six months ended June 30, 2013, as compared to 1 sale of patents for the six months ended June 30, 2012.

During the six months ended June 30, 2013, we recorded revenues from 5 licensing agreements, including the licensing of a number of patents that describe electronic commerce, data management, electronic and computer hardware, social networking and internet services, financial services and entertainment and video gaming.

During the six months ended June 30, 2012, we recorded revenues from 17 licensing agreements, including the licensing of a number of patents that describe electronic commerce, data management, online education, electronic and computer hardware, social networking and internet services and entertainment and video gaming.

During the six months ended June 30, 2013, we had no revenues from patent sales.

During the six months ended June 30, 2012, we recorded revenues from 1 sale of patents, including patents that describe entertainment and video game systems.

The timing and results of patent filings and our enforcement proceedings relating to our intellectual property rights. Although revenues from one or more of our patents or patent families may be significant in a specific reporting period, we believe that none of our patents or patent families are individually significant to our licensing and enforcement business as a whole.

Cost of Revenues

($ in millions)

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2013	2012	% change
Legal and consulting contingency fees	$0.4	$3.9	-90%
Other legal and consulting fees	0.9	1.2	-25%
Patent prosecution costs	0.2	0.1	100%
Electronic data set-up fees	—	1.6	-100%

Total cost of revenue	$1.5	$6.8	-78%
% of total revenue	136%	61%

Legal and consulting contingent fees for the six months ended June 30, 2013 and the six months ended June 30, 2012 were $0.4 million and $3.9 million, respectively. As a percentage of revenue, legal and consulting contingent fees were 36% for the six months ended June 30, 2013 and 35% for the comparable prior period. Our legal and consulting contingent fees are dependent upon the realization of revenue. The increase in legal and consulting contingent fees as a percentage of revenue can be attributable to an increase in rates charged for strategic advisory services relating to the licensing, enforcement and settlement of our patent and patent portfolios during the six months ended June 30, 2013.

Other legal and consulting expenses for the six months ended June 30, 2013 and for the six months ended June 30, 2012 were $0.9 million and $1.2 million, respectively. As a percentage of revenue, other legal and consulting fees were 84% during the six months ended June 30, 2013 and 11% during the six months ended June 30, 2012. The decrease in other legal and consulting fees during the six months ended June 30, 2013 as compared to the comparable prior period was mainly attributable to the number of active patent infringement and licensing cases. As of June 30, 2013 and June 30, 2012, we had 19 and 29 active patent infringement and licensing cases, respectively. Such decrease in the number of cases is consistent with the decrease in other legal, consulting and patent expenses. Other legal and consulting expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect other legal and consulting expenses to continue to fluctuate period to period based on the factors summarized above, in connection with upcoming scheduled trial dates and our current and future patent development, licensing and enforcement activities.

Electronic data set-up fees during the six months ended June 30, 2013 and during the six months ended June 30, 2012 were $0.0 and $1.6 million, respectively. The decrease from during the six months ended June 30, 2013 to the comparable prior period was related to the build-out of the technology infrastructure, such fees should not be material in 2013 and beyond.

General and Administrative Expenses

($ in millions)

	Six Months	Six Months
	Ended June 30,	Ended June 30,
	2013	2012	% change
Patent expenses	$0.2	$0.3	-33%
Salaries and benefits	0.6	1.4	-57%
Merger related costs	0.3	—
General and administrative	0.1	0.1	0%

Total general & administrative expenses	$1.2	$1.8	-33%
% of total revenue	109%	16%

Salaries and benefits expense for the six months ended June 30, 2013 and the six months ended June 30, 2012 were $0.6 million and $1.4 million, respectively. Salaries and benefits expense decreased $0.8 million, or 57%, while total revenues decreased 90% for the six months ended June 30, 2013 as compared to the six months ended June 30, 2012. The ratio of compensation and benefits to revenues was 55% for the six months ended June 30, 2013 as compared to 13% for the comparable prior period. The decrease in compensation and benefits can be primarily attributable to discretionary bonuses earned from the $11.1 million of revenue generated during the six months ended June 30, 2012.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 2 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

Liquidity and Capital Resources

Our affiliates received cash receipts and paid expenses on behalf of the Registrant in the ordinary course of business. We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available.

The primary components of working capital are accounts receivable, accounts payable and accrued expenses. Working capital at December 31, 2012 was $1.7 million, compared to $0.4 million at December 31, 2011. Working capital at June 30, 2013 was $1.5 million, compared to $1.7 million at December 31, 2012.

The majority of accounts receivable at December 31, 2012 were collected or scheduled to be collected in July 2013, in accordance with the terms of the related underlying agreements. The majority of contingent legal fees payable are scheduled to be paid in July 2013, upon receipt by us of the related license fee payments from licensees, in accordance with the underlying contractual arrangements.

The majority of accounts receivable at June 30, 2013 were collected in July 2013, in accordance with the terms of the related underlying agreements. The majority of contingent legal fees payable were paid or scheduled to be paid in July 2013, upon receipt by us of the related license fee payments from licensees, in accordance with the underlying contractual arrangements.

Accounts payable and accrued expenses increased to $2.1 million at December 31, 2012, from $0.7 million at December 31, 2011, due primarily to the increase in legal, consulting and patent prosecution fees as described above and the related timing of payments to attorneys and other vendors.

Accounts payable and accrued expenses decreased to $1.5 million at June 30, 2013, from $2.1 million at December 31, 2012, due primarily to the decrease in legal and consulting fees as described above and the related timing of payments to attorneys and other vendors.

Contractual Obligations

We have no significant commitments for capital expenditures in 2012 or as of June 30, 2013. We have no committed lines of credit or other committed funding or long-term debt.

Off-Balance Sheet Transactions

We are not party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

Properties

Our Connecticut office, which serves as our corporate headquarters, is located at Two High Ridge Park, Stamford, Connecticut. The Registrant is provided with leased space pursuant to a Shared Services Agreement with Walker Digital. The Walker Digital lease will expire in September of 2015. The annual rent for the office space occupied by the Registrant is approximately $101,670. We believe that our existing facilities are adequate to accommodate our current business needs.

Security Ownership of Certain Beneficial Owners and Management

The Registrant has two classes of stock outstanding, its common stock and its Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock are convertible on a one-for-one basis into shares of our common stock. The holders of the Registrant’s common stock are entitled to one vote per share of common stock held on all matters submitted to a vote of stockholders, and holders of Series B Convertible Preferred Stock are entitled to cast an aggregate of 80% of the vote on all matters presented to the holders of common stock. The holders of the Registrant’s common stock have equal rights to receive dividends, when and if declared by our Board of Directors, out of funds legally available for such purpose, and holders of our Series B Preferred Shares will receive the equivalent amount of any dividends as the holders of the Registrant’s common stock, on an as converted basis. In the event of liquidation, holders of the Registrant’s common stock are entitled to share ratably in the net assets of the Registrant available for distribution to stockholders, and holders of Series B Convertible Preferred Stock will receive the equivalent amount of liquidation proceeds as the holders of the Registrant’s common stock, on an as converted basis. The table below sets forth the number and percentage of shares of our common stock owned as of September 23, 2013, by the following persons: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our directors and named officers, and (iii) our directors and named officers as a group. As of September 23, 2013, there were 20,780,153 shares of our common stock outstanding.

Except as otherwise set forth below, the address of each of the persons listed below is GlobalOptions Group, Inc., Two High Ridge Park, Stamford, CT 06905. Unless otherwise indicated, the common stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person, and also includes options to purchase shares of our common stock exercisable within 60 days that have been granted under our incentive stock plans.

Title of Class	Name of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percent of Class(2)
5% or Greater Stockholders
Common Stock	Walker Digital, LLC	22,666,667	[3]	64	%(3)
Series B Preferred[4]	Walker Digital, LLC	14,999,000		100%
Common Stock	Genesis Capital Advisors, LLC(5)	1,708,829		8.2%
Common Stock	IP Navigation Group, LLC	1,445,000		7%
Common Stock	Broadband Capital Management, LLC	1,325,776		6.4%
Directors and Named Executive Officers
Common Stock	Harvey W. Schiller, Ph.D.(6)	687,286		3.3%
Common Stock	Jeffrey O. Nyweide(7)	298,231		1.4%
Common Stock	Jay Walker(8)	22,666,667		64	%(8)
Series B Preferred	Jay Walker(9)	14,999,000		100%
Common Stock	Jonathan Ellenthal(10)	0		0%
Common Stock	Gary Greene	0		0%
Common Stock	Karen Romaine	0		0%
Common Stock	Sharon Barner	0		0%
Common Stock	Nathaniel J. Lipman	0		0%
Common Stock	Robert Kelly	0		0%
Common Stock	All officers and directors as a group (8 persons)			43	%(11)
Series B Preferred	All officers and directors as a group (8 persons)	14,999,000		100%

[1]	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.
[2]	Based upon 20,780,153 shares of our common stock outstanding on September 23, 2013 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of September 23, 2013.
[3]	Includes 14,999,000 shares of Series B Convertible Preferred Stock, which are convertible, at the option of the holder thereof, at any time and from time to time, into an equal number of shares of our common stock, and 7,667,667 shares of common stock.
[4]	Each share of Series B Convertible Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into one share of our common stock.
[5]	Based on a Schedule 13D filed by Genesis Opportunity Fund, LP on April 9, 2012. Represents 1,535,529 shares of common stock held by Genesis Opportunity Fund, L.P. and 173,300 shares of common stock held by Genesis Asset Opportunity Fund, L.P. Genesis Capital Advisors LLC is the investment manager of each of Genesis Opportunity Fund, L.P. and Genesis Asset Opportunity Fund L.P. Each of Ethan Benovitz and Daniel Saks are managing members of Genesis Capital Advisors LLC and share voting and dispositive power over the securities held by Genesis Opportunity Fund, L.P. and Genesis Asset Opportunity Fund L.P. Each of Ethan Benovitz and Daniel Saks disclaim beneficial ownership of such securities. The business address of Genesis Capital Advisors LLC is 1212 Avenue of the Americas, 19th Floor, New York, NY 10036.
[6]	Consists of 562,286 shares of our common stock and 125,000 shares of our common stock issuable upon exercise of stock options. Effective upon the closing of the Merger, Dr. Schiller resigned from his office as Chief Executive Officer.
[7]	Consists of 223,231 shares of our common stock and 75,000 shares of our common stock issuable upon exercise of stock options. Effective upon the closing of the Merger, Mr. Nyweide resigned from his office as Chief Financial Officer.
[8]	Consists of 7,667,667 shares of our common stock and 14,999,000 shares of Series B Convertible Preferred Stock (which are convertible, at the option of the holder thereof, at any time and from time to time, into an equal number of shares of our common stock) held by Walker Digital, LLC, over which Jay Walker, through his controlling interest in Walker Digital, LLC, has voting and dispositive power.
[9]	Consists of 14,999,000 shares of our Series B Convertible Preferred Stock held by Walker Digital, LLC, over which Jay Walker, through his controlling interest in Walker Digital, LLC, has voting and dispositive power.
[10]	Effective upon the consummation of the Merger, Jonathan Ellenthal was appointed Chief Executive Officer of the Registrant.
[11]	Consists of 8,653,184 shares of our common stock and 200,000 shares of our common stock issuable upon exercise of stock options. Does not include 14,999,000 shares of Series B Convertible Preferred Stock of which Jay Walker is the beneficial owner.

Change of Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.

Directors and Executive Officers

The following table sets forth certain information for each director and executive officer of the Registrant.

Name	Age	Position
Jay Walker	57	Executive Chairman of the Board of Directors

Jonathan Ellenthal	48	Vice Chairman of the Board of Directors, Chief Executive Officer

Nathaniel J. Lipman	49	Director

Robert Kelly	56	Director

Sharon Barner	56	Director

Harvey W. Schiller, Ph.D.	73	Director

Gary A. Greene	48	Chief Administrative Officer, General Counsel and Secretary

Karen Romaine	48	Chief Financial Officer

Set forth below are the business backgrounds for each director and executive officer.

Jay Walker, Executive Chairman of the Board of Directors, is chairman of Walker Digital, which he founded in 1994. He is widely known as the founder of Priceline.com, which brought a new level of value to the travel industry and its millions of customers. Mr. Walker is also the curator and chairman of TEDMED, a global community of people from every field who are passionate about the future of health and medicine (TEDMED is the sole independent licensee of the TED organization). Concurrently, Mr. Walker is a member of several organizations that promote innovative solutions to global problems, including The President’s Circle of the National Academies (comprising the National Academy of Science; the National Academy of Engineering; the Institute of Medicine; and the National Research Council); and the Atlantic Council as a member of the Board of Directors. Mr. Walker is also curator of a private library on the History of Human Imagination and is actively involved with Cornell University as the co-chairman of its Library Campaign. Mr. Walker received his Bachelor of Arts in Industrial Relations, Cornell University, New York, in 1978 and an Honorary Doctor of Science, Cazenovia College, New York in 2011.

Jonathan Ellenthal, Vice Chairman of the Board of Directors, Chief Executive Officer, was the Chief Executive Officer of Walker Digital Management, LLC, a wholly-owned subsidiary of Walker Digital, since 2008. He continues to serve as a Director for many of Walker Digital’s subsidiaries and collaborates with Jay Walker on all new business designs and the strategic direction of the company. Since early 2011, Mr. Ellenthal has also been a Partner in TEDMED, LLC. As the exclusive licensee of the globally recognized TED brand for the field of health and medicine, TEDMED focuses entirely on innovation and breakthrough thinking in service of a healthier future. In 2011, he became a member of the Board of Directors of Affinion Group, Inc., a customer engagement and loyalty company, with more than 70 million customers worldwide.

Prior to joining Walker Digital in 2008, Mr. Ellenthal was the Chief Executive Officer of Synapse Group, Inc., a direct marketing subsidiary of Time Inc., and served in a variety of senior leadership roles at Synapse before becoming CEO. Mr. Ellenthal is a Trustee of the Wilton Family Y in Wilton, Connecticut, and a board member of the local chapter of Young Presidents’ Organization, Inc. He holds a B.A. from Wesleyan University in Middletown, Connecticut.

Nathaniel J. Lipman, Director, has served as a director of Affinion Group, Inc. since October 17, 2005, and is currently the Executive Chairman of the Board of Directors. He was formerly the Chief Executive Officer of Affinion from October 17, 2005 until September 20, 2012, the President of Affinion from October 17, 2005 to January 2010, the President and Chief Executive Officer of Trilegiant starting in August 2002 and President and Chief Executive Officer of Cendant Marketing Group starting in January 2004. From September 2001 until August 2002, he was Senior Executive Vice President of Business Development and Marketing of Trilegiant. He served as Executive Vice President of Business Development for Cendant Membership Services from March 2000 to August 2001. He joined the Alliance Marketing Division of Cendant in June 1999 as Senior Vice President, Business Development and Strategic Planning. Mr. Lipman was previously Senior Executive Vice President, Corporate Development and Strategic Planning, for Planet Hollywood International, Inc., from 1996 until April 1999. Prior to his tenure at Planet Hollywood, Mr. Lipman was Senior Vice President and General Counsel of House of Blues Entertainment, Inc., Senior Corporate Counsel at The Walt Disney Company and a corporate associate at Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Lipman served on the board of directors of EVERTEC, Inc. until its IPO in April 2013, and in August 2013, Mr. Lipman became a member of the board of directors of Reader’s Digest Association, Inc. Mr. Lipman currently serves on the board of Walker Digital since March 2013. Mr. Lipman received a bachelor’s degree from the University of California, Berkeley, in 1986, and his Juris Doctor from the University of California, Los Angeles, in 1989.

Robert Kelly, Director, has served as chief financial officer of SolarCity Corporation (NASDAQ;SCTY), a solar company, since October 2011. Prior to joining SolarCity, Mr. Kelly served as chief financial officer of Calera Corporation, a clean technology company, from August 2009 to October 2011, and as an independent consultant providing financial advice to retail energy providers and power developers from January 2006 to August 2009. Mr. Kelly served as chief financial officer and executive vice president of Calpine Corporation (NYSE;CPN), an independent power producer, from March 2002 to November 2005, as president of Calpine Finance Company from March 2001 to November 2005, and held various financial management roles with Calpine from 1991 to 2001. In December 2005, Calpine filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in January 2008. Mr. Kelly also served as the marketing manager of Westinghouse Credit Corporation from 1990 to 1991, as vice president of Lloyds Bank PLC from 1989 to 1990, and in various positions with The Bank of Nova Scotia from 1982 to 1989. Mr. Kelly holds a bachelor’s of commerce degree from Memorial University of Newfoundland, Canada and an MBA from Dalhousie University, Canada.

Sharon Barner, Director, has been Vice President, General Counsel, of Cummins Inc. (NYSE;CMI) since January 30, 2012. Prior to joining Cummins, Sharon was the Deputy Under Secretary of Commerce for Intellectual Property and Deputy Director of the United States Patent and Trademark Office from 2009 through 2011. From 1996 to 2009 she was an attorney and partner with the international law firm of Foley & Lardner LLP where, among other positions, she chaired the Intellectual Property Department and the Intellectual Property Litigation Practice Group. She was also a member of the Executive Management Committee for the firm from 2003 through 2009. Ms. Barner was named as one of “The 50 Most Influential Minority Lawyers in America” by The National Law Journal (May 2008). Ms. Barner was also named to the list of the top 50 women “Super Lawyers” in Illinois in 2006-2011 by Law & Politics Media, Inc. for intellectual property litigation work (2005-2011). She was also named top Intellectual Property Lawyer in Black Enterprise Magazine in November, 2003, and top Intellectual Property Lawyer in Diversity and the Bar in May/June, 2003. Other accolades include “Patent Plums: Who’s Enforcing the Most Important Patents” IP Law & Business (August 2001), and she was featured and profiled in a 2008 story entitled “The IP Wild West: Sharon Barner Takes on China,” Crain’s Chicago. From 2007 through 2009, Ms. Barner served on the Board of Directors for La Rabida Children’s Hospital, Chicago, Illinois; and has been the Chair of the Conflicts Committee since May 2012. In 1979, Ms. Barner received bachelor of science degrees in Political Science and in Psychology from Syracuse University and she received her Juris Doctor from the University of Michigan Law School in 1982.

Karen Romaine, Chief Financial Officer, prior to the closing of the Merger, was the Chief Financial Officer and General Manager of Walker Digital Management, LLC, responsible for the financial management and various business operations for Walker Digital and its subsidiaries. She was also responsible for overseeing human resources, office administration and information technology services. Karen joined Walker Digital in October 2006. Karen is a Certified Public Accountant with 25 years of experience in finance management. Karen began her career with the public accounting firm of Arthur Andersen. She subsequently established her career while employed by a New York based proprietary college, Technical Career Institutes, Inc., where she was employed for 15 years and served in numerous senior-level positions. She was initially hired as Controller, promoted to the roles of Treasurer and CFO and ultimately assumed the role of President. Karen joined Technical Career Institutes, Inc. in 1992. She serves as a member of the College’s Board of Directors, as well as the Chair of its Audit Committee. Karen graduated from Muhlenberg College in 1987 with a BA degree.

Gary Greene, Chief Administrative Officer, General Counsel and Secretary, prior to the closing of the Merger, was the Chief Operating Officer and General Counsel for Walker Digital Management, LLC, overseeing operations, business transactions and legal matters for the company and its subsidiaries, including litigation, intellectual property, commercial transactions, corporate governance and employment law issues. Mr. Greene joined Walker Digital as General Counsel in September 2011 as part of the company’s efforts to strengthen its patent licensing and enforcement programs and became Chief Operating Officer in May 2012. Previously, Mr. Greene served as Vice President and General Counsel of the Financial Accounting Foundation from October 2010 to September 2011. From June 2002 to September 2010, Mr. Greene was with Synapse Group, Inc., most recently as Vice President and Chief Corporate Counsel. Synapse Group, Inc. is a direct marketing company co-founded by Jay Walker. Mr. Greene was also Associate General Counsel at Time Inc., where he was responsible for technology licensing and litigation. For more than 20 years, he has handled all stages of litigation and arbitration, including serving as lead counsel in state and federal court trials. Earlier in his career, Mr. Greene served as counsel at The New Power Company, Intergenerational Planning, LLC and AT&T. He started his career as a litigation associate at LeBoeuf, Lamb, Leiby and MacRae, Edwards & Angell, and Riker Danzig Scherer Hyland and Perretti. He received his AB from Dartmouth College in 1986 and his JD from Cornell Law School in 1989. He is admitted to practice in New York and New Jersey, in addition to being an Authorized House Counsel in Connecticut.

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

Robert Kelly served as Chief Financial Officer and Executive Vice President of Calpine Corporation from March 2002 to November 2005 and as president of Calpine Finance Company from March 2001 to November 2005. In December 2005, Calpine filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in January 2008.

Other than as noted above, none of our executive officers or directors has, during the past ten years:

(a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Each of the Registrant’s directors has been appointed for a one-year term to hold office until the next annual general meeting of the Registrant’s stockholders or until he or she resigns or is removed from office in accordance with the Registrant’s Bylaws and the provisions of the Delaware General Corporation Law. Each of the Registrant’s executive officers has been appointed by the Registrant’s Board of Directors and will hold office until he or she resigns or is removed by the Board of Directors in accordance with the respective employment agreements of the officers and the Registrant’s Bylaws and the provisions of the Delaware General Corporation Law. Each of the Registrant’s directors, other than Dr. Schiller, and each of the Registrant’s executive officers, was appointed to such position effective upon the closing of the Merger. Dr. Schiller has been a member of our Board of Directors since June 2005.

Executive Compensation

The following table summarizes all compensation earned by or paid to our Chief Executive and Chief Financial Officer (Principal Executive and Financial Officer) during the two fiscal years ended December 31, 2012 and 2011. We had no other executive officers in 2012 or 2011. Upon the closing of the Merger, we appointed new executive officers, who had previously been executive officers of Walker Digital. The following table also summarizes all compensation earned or paid by Walker Digital to those executive officers during the two fiscal years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Harvey W. Schiller, Ph.D. Chairman and Chief Executive Officer (1)	2012	179,000	—	—	202,000	(3)	142,000	(4)	523,000
	2011	151,000	—	—	—		139,000	(5)	290,000
Jeffrey O. Nyweide, Chief Financial Officer and Executive Vice President (2)	2012	359,000	—	—	121,000	(3)	143,000	(6)	623,000
	2011	375,000	—	—	—		135,000	(7)	510,000
Jonathan Ellenthal, Chief Executive Officer (8) (11)	2012	500,000	1,500,000						2,000,000
	2011	500,000	1,800,000						2,300,000
Gary A. Greene, Chief Administrative Officer, General Counsel and Secretary (9) (11)	2012	279,583	291,948						571,531	(12)
	2011	72,078	0						72,078
Karen Romaine, Chief Financial Officer (10) (11)	2012	250,000	0						250,000
	2011	250,000	35,000						285,000

1	Dr. Schiller was our Chief Executive Officer during the two fiscal years ended December 31, 2012 and 2011. He resigned from that office effective upon the closing of the Merger.
2	Mr. Nyweide was our Chief Financial Officer during the two fiscal years ended December 31, 2012 and 2011. He resigned from that office effective upon the closing of the Merger.
3	Amount represents the probable value of the award of an option to each of Dr. Schiller and Mr. Nyweide to purchase 125,000 and 75,000 shares of common stock respectively, with an exercise price of $3.05 per share, scheduled vesting of six months and a term of five years.
4	Amount includes cash payments of $126,000 for the rental of an apartment in New York City, $15,000 for the reimbursement of professional fees, and $1,000 for life insurance.
5	Amount includes cash payments of $126,000 for the rental of an apartment in New York City, $13,000 for the reimbursement of professional fees, and payments toward travel to and from Dr. Schiller’s home.
6	Amount includes payments of a housing allowance of $108,000 for the rental of an apartment in New York City, $10,000 related to a 401(k), reimbursement of professional fees of $20,000, and $3,000 for the reimbursement of parking fees.
7	Amount includes payments of a housing allowance of $108,000 for the rental of an apartment in New York City, $10,000 related to a 401(k), reimbursement of professional fees of $13,000, and $3,000 for the reimbursement of parking fees.
8	Mr. Ellenthal was appointed our Chief Executive Officer effective upon the closing of the Merger.
9	Mr. Greene was appointed our Chief Administrative Officer, General Counsel and Secretary effective upon the closing of the Merger.
10	Ms. Romaine was appointed our Chief Financial Officer effective upon the closing of the Merger.
11	Represents compensation received while employed by Walker Digital.
12	Pursuant to Mr. Greene’s September 19, 2011, employment agreement with Walker Digital Management, LLC, Mr. Greene has the right to 396,667 shares of the Registrant’s common stock held by Walker Digital, which shares are expected to be transferred to Mr. Greene in 2014.

On the Closing Date, we entered into an employment agreement and non-competition and confidentiality agreement with Jonathan Ellenthal, our Chief Executive Officer. Pursuant to that employment agreement, Mr. Ellenthal will be entitled to an annual base salary of $400,000, an annual bonus opportunity with a target of 100% of his annual base salary and options to purchase 1,000,000 shares of our common stock pursuant to our Incentive Plan.

Also on the Closing Date, we entered into an employment agreement and non-competition and confidentiality agreement with Karen Romaine, our Chief Financial Officer. Pursuant to that employment agreement, Ms. Romaine will be entitled to an annual base salary of $275,000, an annual bonus opportunity with a target of 20% of her annual base salary and options to purchase 75,000 shares of our common stock pursuant to our Incentive Plan.

Also on the Closing Date, we entered into an employment agreement and non-competition and confidentiality agreement with Gary Greene, our Chief Administrative Officer, General Counsel and Secretary. Pursuant to that employment agreement, Mr. Greene will be entitled to an annual base salary of $345,000, an annual bonus opportunity with a target of 40% of his annual base salary and options to purchase 300,000 shares of our common stock pursuant to our Incentive Plan.

Amended and Restated 2006 Long-Term Incentive Plan

Our 2006 Long-Term Incentive Plan was originally adopted on December 5, 2006. On July 24, 2008, our stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”), which became effective immediately following its approval and replaced the original 2006 Long-Term Incentive Plan.

The Incentive Plan provides for the issuance of up to 3,000,000 shares of our common stock, increased from 1,500,000 under the original 2006 Long-Term Incentive Plan. As of September 23, 2013, there are options to purchase 200,000 shares of our common outstanding under this plan. The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of our common stock to any individual during any calendar year, increased from 312,500 under the original 2006 Long-Term Incentive Plan. As of September 23, 2013, 1,224,008 shares remain eligible to be issued under the Incentive Plan, and the balance have been issued or are represented by the outstanding options to issue 200,000 shares.

The Incentive Plan is administered by the Compensation Committee, or in the absence of the Compensation Committee, the entire Board. The Compensation Committee has sole authority to interpret the Incentive Plan and set the terms of all awards, including, without limitation, determining the performance goals associated with performance-based awards, determining the recipients of awards, determining the types of awards to be granted, and the making policies and procedures relating to administration of the Incentive Plan.

The purpose of the Incentive Plan is to allow us to continue to provide incentives to such participants who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, link incentives with increases in stockholder value and to further align participants’ interests with those of other stockholders. In general, the Incentive Plan empowers us to grant stock options and stock appreciation rights, and performance-based cash and stock and other equity based awards, including restricted stock and restricted stock units. The Incentive Plan will also continue to allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving our ability to receive tax deductions for the awards.

The Incentive Plan may be amended, suspended or terminated by the Board, except that (a) no amendment shall be made that would impair the rights of any participant under any award theretofore granted without the participant’s consent, and (b) no amendment shall be made which, without the adoption of our stockholders, would (i) materially increase the number of shares that may be issued under the Incentive Plan, except as the Compensation Committee may appropriately make adjustments; (ii) materially increase the benefits accruing to the participants under the Incentive Plan; (iii) materially modify the requirements as to eligibility for participation in the Incentive Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value (as defined under the Incentive Plan) per share of common stock on the date of grant thereof; or (v) extend the term of any option beyond ten years.

No award may be granted under the Incentive Plan after the tenth anniversary of the Incentive Plan’s effective date, December 5, 2006.

Amended and Restated 2006 Employee Stock Purchase Plan

Our 2006 Stock Purchase Plan was originally adopted on December 5, 2006. On July 24, 2008, our stockholders approved the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which became effective immediately following its approval and replaced the original 2006 Employee Stock Purchase Plan. The Stock Purchase Plan permitted eligible employees to automatically purchase at the end of each month at a discounted price, a certain number of shares of our common stock by having the effective purchase price of such shares withheld from their base pay. The Stock Purchase Plan provided for the issuance of up to 2,000,000 shares of our common stock, increased from 250,000 under the original 2006 Employee Stock Purchase Plan. The Registrant terminated the Stock Purchase Plan effective upon the closing of the Merger.

Outstanding Equity Awards at Fiscal Year-End

On March 26, 2012, the Registrant granted to each of Dr. Schiller and Mr. Nyweide options to purchase 125,000 shares of common stock and 75,000 shares of common stock, respectively. which are fully vested. The following table presents information regarding unexercised option awards for each named executive officer as of the end of the fiscal year ended December 31, 2012:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exerise Price ($)	Option Expiration Date
Harvey W. Schiller, Ph.D.	125,000	0	$3.05	March 25, 2017
Jeffrey O. Nyweide	75,000	0	$3.05	March 25, 2017

Additionally, we have entered into agreements with certain of our current directors and officers pursuant to which we have agreed to issue options to them. We intend to seek shareholder approval to increase the number of shares of our common stock available for issuance under the Incentive Plan prior to issuing these options. The following table contains information about our common stock that may be issued under our equity compensation plans as of December 31, 2012. See “Executive Compensation” for a description of our stock option and incentive plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	200,000	$3.05	1,224,008
Equity compensation plans not approved by security holders	—	—	—

Total	200,000	$3.05	1,224,008

(1)	Our Amended and Restated 2006 Long-Term Incentive Plan was adopted by our stockholders on July 24, 2008

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each of our directors who was not a named executive officer during the fiscal year ended December 31, 2012, and who served on our Board during the fiscal year ended December 31, 2012. The below directors resigned upon the closing of the Merger, and our current directors have not yet earned or been awarded any compensation.

Name(1)	Fees Earned ($)	Total ($)
Per-Olof Lööf	43,000	43,000
John Bujouves	43,000	43,000
John P. Oswald	73,000	73,000
John D. Chapman (2)	11,000	11,000
Eli Dominitz (3)	15,000	15,000
Kenneth Polinsky (3)	15,000	15,000
Ethan Benovitz (4)	11,000	11,000
Daniel Saks (4)	11,000	11,000

1	Effective upon the closing of the Merger, each of Messrs. Lööf, Bujouves, Oswald, Benovitz and Saks resigned from the Board of Directors.
2	On April 2, 2012, Mr. Chapman resigned from the Board of Directors.
3	On April 2, 2012, Mr. Eli Dominitz and Mr. Kenneth Polinsky were appointed as members of the Board of Directors. On September 20, 2012, Mr. Eli Dominitz and Mr. Kenneth Polinsky resigned from the Board of Directors.
4	On September 20, 2012, Mr. Ethan Benovitz and Mr. Daniel Saks were appointed as members of the Board of Directors.

Director’s Plan

Following the Director’s Plan, each non-employee member of our Board was, during the fiscal year ended December 31, 2012, and through the Closing Date, entitled to receive cash compensation consisting of an annual cash retainer of $20,000, a fee of $2,500 for attending each board meeting, a fee of $2,500 for attending each committee meeting and a fee of $500 for participating via telephone at each board and committee meeting (the committee chair receives a supplemental fee).

On September 23, 2013, we adopted a new Directors Plan pursuant to which members of our Board are entitled to receive the following compensation:

Annual Cash Retainer:

Executive Chairman	$200,000
Board Member (Independent)	$50,000
Executive Committee Member (Independent)	$100,000

Supplemental Fees for Committee Members and Chairs:

Audit Committee Chair (Independent)	$25,000
Audit Committee Member (Independent)	$10,000

Annual Stock Option Grants:

Board Member (Independent)	50,000 shares of common stock
Executive Committee Member (Independent)	100,000 shares of common stock
Committee Chair (Independent)	20,000 shares of common stock

Certain Relationships and Related Transactions, and Director Independence

On March 27, 2012, we entered into a support agreement (the “Genesis Support Agreement”) with Genesis Capital Advisors LLC, a Delaware limited liability company, Genesis Opportunity Fund, L.P., a Delaware limited partnership (“Genesis Opportunity Fund”), and Genesis Asset Opportunity Fund, L.P., a Delaware limited partnership (“Genesis Asset Opportunity Fund”) (collectively, the “2012 Stockholder”). Pursuant to the Genesis Support Agreement, the 2012 Stockholder agreed to vote all of the shares of our common voting stock owned by the 2012 Stockholder in favor of the election of all director nominees recommended by the Board at our 2012 Annual Meeting (the “Annual Meeting”).

The Genesis Support Agreement also provided that, as a condition to the 2012 Stockholder’s obligations thereunder, the Board would adopt certain resolutions providing that (i) the Stockholder, together with its affiliates, will not be deemed to be an “Acquiring Person” for the purposes of that certain Rights Agreement, dated as of September 7, 2010, as amended (such amendment is described below) (the “Rights Agreement”), by and between the us and Continental, as rights agent, unless and until the 2012 Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of more than 35% of our outstanding common stock, and (ii) the Board approve, solely for the purposes of Section 203 of the Delaware General Corporation Law, the acquisition of additional shares of our common stock by the 2012 Stockholder. The Genesis Support Agreement also provided that if at any time the 2012 Stockholder beneficially owns less than 25% of our common stock and then at any time it increases its beneficial ownership over 25% it would be deemed an “Acquiring Person” and if at any time the 2012 Stockholder beneficially owns less than 10% of our common stock then at any time it increases its beneficial ownership over 10% it would be deemed an “Acquiring Person”. The parties terminated the Genesis Support Agreement effective upon the closing of the Merger.

Pursuant to its obligations under the Genesis Support Agreement and as a further inducement for the 2012 Stockholder to enter into the Genesis Support Agreement, we, concurrently with the execution of the Genesis Support Agreement, entered into a Registration Rights Agreement (the “RRA”) with the Genesis Opportunity Fund and the Genesis Asset Opportunity Fund (together, the “Genesis Funds”) pursuant to which we agreed to register the resale of the shares of our common stock owned by the Genesis Funds.

On July 22, 2013, we entered into an amendment (the “Amendment”) to the RRA. The Amendment provides, in part that, (i) we will within nine (9) business days following the closing of the Merger, use commercially reasonable efforts to file a post-effective amendment (the “Post-Effective Amendment”) to the Registrant’s registration statement which includes the shares held by the Genesis Funds, (ii) we will use commercially reasonable efforts to have the Post-Effective Amendment declared effective within 45 business days following the closing of the Merger, (iii) if we are required to exclude certain shares from its registration statements because of Commission rules, we will first exclude all shares other than the Genesis Funds’ share, prior to excluding any of the Genesis Funds’ shares from registration, and (iv) Genesis Funds will immediately suspend use of the registration statement which includes the shares held by the Genesis Funds until a post-effective amendment to such registration statement that reflects the transactions contemplated by the Merger Agreement is declared effective by the Commission. Additionally, in the Amendment, we agreed to further amend the terms of the RRA to provide that the Genesis Funds will be entitled to liquidated damages under certain circumstances, if we enter into any registration rights agreements with any other parties which entitle the other party to liquidated damages under certain circumstances. Pursuant to the Offering Registration Rights Agreement, the investors in the Primary Offering are entitled to liquidated damages in certain circumstances as described below, and accordingly the Genesis Funds are entitled to liquidated damages in such circumstances. Former directors Ethan Benovitz and Daniel Saks are managing principals of the Genesis Funds and were appointed to our Board pursuant to rights granted to the Genesis Funds in connection with the RRA.

In connection with the Primary Offering, the Registrant entered into the Offering Registration Rights Agreement with the investors in the Primary Offering. Under the terms of the Offering Registration Rights Agreement, the Registrant has committed to file a registration statement covering the resale of the common stock issued in the Primary Offering, as well as the common stock issuable on exercise of the Warrants, within 30 days from the Closing Date (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to become effective no later than the earlier of: (i) the 90th calendar day following the Closing Date, provided, that, if the Commission reviews and has written comments to the filed registration statement, then such date shall be the 180th calendar day following the Closing Date, and (ii) the 5th trading day following the date on which the Registrant is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comments and the effectiveness of the registration statement may be accelerated (the “Effective Deadline”).

The Registrant has agreed to use reasonable best efforts to maintain the effectiveness of the registration statement until the earlier of (i) such time when all of the shares of common stock covered by such registration statement have been publicly sold by the holders and (ii) the date on which all of such shares are (A) sold pursuant to an effective registration statement; (B) are sold pursuant to Rule 144 under circumstances in which any legend borne by such shares are removed; or (C) such shares would be saleable pursuant to Rule 144 without restrictions on volume or manner of sale (which shall be no earlier than one (1) year from the Closing Date) (the “Effectiveness Period”). If (i) the registration statement is not filed on or prior to its Filing Deadline, (ii) the Registrant fails to have the a registration statement declared effective prior to the Effectiveness Deadline, or (iii) after the Effectiveness Deadline, such registration statement ceases to remain continuously effective for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period (subject to certain grace periods), the Registrant will be liable to each holder, as partial liquidated damages, an amount, payable monthly, equal to 1.0% of the aggregate purchase price paid by such holder in the Primary Offering for the number of shares of unregistered shares registrable under the Offering Registration Rights Agreement then held by such holder. The maximum aggregate liquidated damages payable to a holder under the Offering Registration Rights Agreement is 10.0% of the aggregate amount of such holder’s investment in the Primary Offering, and certain other limitations apply to the accrual of liquidated damages under the Offering registration Rights Agreement. The liquidated damages pursuant to the terms of the Offering Registration Rights Agreement apply on a daily pro rata basis for any portion of a month prior to the cure of the event resulting in the incurrence of liquidated damages.

The Offering Registration Rights Agreement obligates the Registrant to bear all fees and expenses incident to the performance of and compliance with its obligations under the Offering Registration Rights Agreement regardless of whether or not any securities are sold pursuant to any registration statement filed pursuant to the Offering Registration Rights Agreement. The Registrant is obligated to indemnify, defend and hold harmless any stockholder or affiliates, directors or employees thereof, for losses, claims, damages, liabilities and costs arising from violations of the law or the agreement, or any misstatement or omission of a material fact, perpetrated by the Registrant relating to any registration statement filed pursuant to the Offering Registration Agreement. The investors in the Primary Offering are obligated to indemnify, defend and hold harmless the Registrant and its directors, employees and agents for losses arising from any misstatement or omission of a material fact perpetrated by such investors relating to any registration statement filed pursuant to the Offering Registration Rights Agreement.

In addition to the Merger Consideration, the Registrant has agreed to issue 2,166,667 shares of the Registrant’s common stock (the “Contingent Shares”) to Walker Digital if one of the following conditions is satisfied following the Closing Date (i) the closing price of the Registrant’s common stock equals or exceeds $4.25 per share for any 20 trading days within any 30 trading-day period during the first 15 months following the earlier of the date on which (a) a registration statement with respect to the shares of Registrant’s common stock sold in the Primary Offering filed with the Commission on Form S-1 (the “Primary Registration”) is first effective, or (b) the purchasers of the shares of the Primary Offering Shares become eligible to resell the Primary Offering Shares under Rule 144; or (ii) the closing price of Registrant’s common stock equals or exceeds $5.50 per share for any 20 trading days within any 30 trading-day period during the first 24 months following the earlier of the date on which (a) the Primary Registration is first effective or (b) the purchasers of the shares of the Registrant’s common stock sold in the Primary Offering become eligible to resell the Primary Offering Shares under Rule 144.

On the Closing Date, the Registrant entered into a Restricted Stock Agreement with the Vendor, pursuant to which the Registrant issued 1,445,000 shares of common stock to the Vendor in consideration for a reduction in Vendor’s future fees. The shares issued to the Vendor are subject to forfeiture under certain conditions during the six-month period following issuance. Pursuant to the Restricted Stock Agreement with the Vendor, the Registrant granted the Vendor “piggyback” registration rights for the 1,445,000 shares issued to the Vendor with respect to registration statements filed by the Registrant during the six month period following the date of the issuance of such shares.

On July 11, 2013, in connection with the Merger, we entered into a Shared Services Agreement with Walker Digital Management, LLC, a wholly-owned subsidiary of Walker Digital, which became effective at the closing of the Merger, whereby Walker Digital Management, LLC provides certain services to us. Walker Digital Management, LLC provides such services at cost.

On July 11, 2013, we also entered into standard indemnification agreements, which became effective at the closing of the Merger, with our directors and executive officers.

On the Closing Date, we entered into an employment agreement with Jonathan Ellenthal, our Chief Executive Officer. Pursuant to that employment agreement, Mr. Ellenthal will be entitled to an annual base salary of $400,000, an annual bonus opportunity with a target of 100% of his annual base salary and options to purchase 1,000,000 shares of our common stock pursuant to our Incentive Plan.

Also on the Closing Date, we entered into an employment agreement with Karen Romaine, our Chief Financial Officer, which became effective on the Closing Date. Pursuant to that employment agreement, Ms. Romaine will be entitled to an annual base salary of $275,000, an annual bonus opportunity with a target of 20% of her annual base salary and options to purchase 75,000 shares of our common stock pursuant to our Incentive Plan.

Also on the Closing Date, we entered into an employment agreement with Gary Greene, our Chief Administrative Officer, General Counsel and Secretary, which became effective on the Closing Date. Pursuant to that employment agreement, Mr. Greene will be entitled to an annual base salary of $345,000, an annual bonus opportunity with a target of 40% of his annual base salary and options to purchase 300,000 shares of our common stock pursuant to our Incentive Plan.

Certain relationships between Walker Digital and the directors and officers of the Registrant are set forth below:

•	Jay Walker is the chairman and founder of Walker Digital and beneficially owns a majority of the issued and outstanding equity interests in Walker Digital.

•	Jonathan Ellenthal was the Chief Executive Officer of Walker Digital Management, LLC, a wholly-owned subsidiary of Walker Digital, and serves as a director for many of Walker Digital’s subsidiaries.

•	Nathaniel J. Lipman is a director of Walker Digital.

•	Karen Romaine was the Chief Financial Officer and General Manager of Walker Digital Management, LLC.

•	Gary Greene was the Chief Operating Officer and General Counsel of Walker Digital Management, LLC.

Review, Approval, or Ratification of Transactions

To ensure, among other things, that potential conflicts of interest are avoided or declared, we have adopted a Code of Ethics applying to all of our directors, officers and employees. The Code of Ethics is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Commission and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the Investor Relations; Corporate Governance, portion of our website, www.patentproperties.com. Additional copies of the Code of Ethics may be obtained without charge from us by writing or calling: Two High Ridge Park, Stamford, CT 06905, Attn: Secretary, Tel: (203) 461-7200.

Pursuant to its charter, the Audit Committee is responsible for approving all related-party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interest and other improprieties.

The Board has determined that each of Mr. Lipman, Mr. Kelly and Ms. Barner is “independent” under the independence standards of NASDAQ and applicable Commission rules.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Committees of the Board of Directors

Our Board has four standing committees to assist it with its responsibilities. These committees are described below. Each of the committees, other than our newly constituted Executive Committee, has a charter accessible at the Investor Relations; Corporate Governance, portion of our website, www.patentproperties.com. Our Board has not yet adopted a charter for the Executive Committee.

The Audit Committee, which is comprised solely of directors who satisfy the Commission audit committee membership requirements, is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm. It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. Our Audit Committee is comprised of Mr. Lipman, Mr. Kelly and Ms. Barner, and Mr. Kelly is the Chairman of the committee.

The Board has determined that Mr. Kelly, who currently is a member of the Board and chairman of the Audit Committee, is the Audit Committee financial expert, as defined under the Exchange Act, and is independent as defined by the rules of NASDAQ. The Board made a qualitative assessment of Mr. Kelly’s level of knowledge and experience based on a number of factors, including his experience as a chief financial officer for a reporting company and financial sophistication from his over twenty years of finance experience.

The Executive Committee exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, to the fullest extent permitted under Delaware law. Our Executive Committee is comprised of Mr. Walker, Mr. Ellenthal and Mr. Lipman.

The Compensation Committee determines all compensation for our Chief Executive Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required. Our Compensation Committee is comprised of Mr. Walker, Ms. Barner and Mr. Schiller.

The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Our Nominating Committee is comprised of Mr. Walker, Mr. Ellenthal and Mr. Schiller.

Legal Proceedings

Below is a brief description of material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Registrant or any of its subsidiaries is a party or of which any of their property is the subject.

On April 11, 2011, Walker Digital, LLC filed suit alleging infringement of one or more claims of U.S. Patent 6,199,014 in the United States District Court for the District of Delaware, Docket No. 11-309. The complaint was filed against Apple, Inc., BMW of North America LLC, Google, Inc., Mapquest, Inc. Mio Technology USA, Tom Tom, Inc., Telenav, Inc., Blusens Technology S.C., NDrive, Inc., Navman Wireless Holdings LP, Microsoft Corporation and Samsung Electronics. The complaint seeks damages and a permanent injunction. Following early stages of discovery, Walker Digital voluntarily dismissed BMW of North America LLC, Mapquest Inc., Mio Technology USA, Tom Tom, Inc., TeleNav Inc., Blusens Technology S.C., NDrive, Inc., and Navman Wireless Holdings, LP, without prejudice. Samsung Electronics and Apple, Inc., entered into a license agreement with Walker Digital on June 27, 2011 and were subsequently dismissed as defendants. Following claim construction, Walker Digital voluntarily dismissed Microsoft Corporation.

On April 11, 2011, Walker Digital, LLC filed suit alleging infringement of one or more claims of U.S. Patent 7,801,802 in the United States District Court for the District of Delaware, Docket No. 11-311. A complaint was filed against Google, Inc., Yahoo! Inc., and Microsoft Corporation. The complaint seeks damages and a permanent injunction. Yahoo! Inc. entered into a license agreement with Walker Digital on July 11, 2012 and the case was dismissed against Yahoo!.

On April 11, 2011, Walker Digital, LLC filed suit alleging infringement of one or more claims of U.S. Patents 5,884,272 and 5,884,270 in the United States District Court for the District of Delaware, Docket No. 11-318. The complaint was filed against MySpace, Inc., News Corporation, Friendster, Inc., LinkedIn Corporation, Buckaroo Acquisition Corporation, Criterion Capital Partners LP, Google, Inc., Tagged, Inc., and Facebook, Inc. The complaint seeks damages and a permanent injunction. Walker Digital has entered into a settlement agreement with Facebook, Inc. on July 12, 2011, Tagged, Inc. on June 22, 2012, MySpace, Inc. on December 9, 2011, Friendster, Inc. on March 12, 2012, and LinkedIn, Inc. on May 20, 2013. Walker Digital has subsequently dismissed each settling party respectively from this matter.

On April 11, 2011, Walker Digital, LLC filed suit alleging infringement of one or more claims of U.S. Patents 6,138,105 and 6,601,036 in the United States District Court for the District of Delaware, Docket No. 11-320. The complaint was filed against American Airlines, Inc., Amazon, Inc., Best Buy Co., Inc., Bestbuy.com, LLC, BBY Solutions, Inc., Dell, Inc., Delta Airlines, Inc., Expedia, Inc., Hewlett-Packard Company, Sony Electronics, Inc. and Wal-Mart Stores, Inc. The complaint seeks damages and a permanent injunction. Dell, Inc. entered into a settlement agreement with Walker Digital on July 12, 2011 and was subsequently dismissed by Walker Digital from this matter. After further review of the alleged infringing product, Walker Digital voluntarily dismissed Best Buy Co., Inc., BBY Solutions, Inc., and Sony Electronics, Inc. A stay closing the case as to American Airlines was ordered by the court pending resolution of bankruptcy filed by the defendant.

On April 11, 2011, Walker Digital, LLC filed suit alleging infringement of one or more claims of U.S. Patent 6,263,505 in the United States District Court for the District of Delaware, Docket No. 11-321. The complaint was filed against Ayre Acoustics, Inc., Best Buy Co., Inc., D&M Holdings U.S. Inc., Denon Electonics (USA), LLC, Funai Corporation, Inc., Haier America Trading, LLC, Harman International Industries, Inc., JVC Americas Corporation, LG Electronics USA, Inc., Marantz America, Inc., Onkyo USA Corporation, Oppo Digital, Inc., Orion Electric America, Inc., Panasonic Corporation of North America, Philips Electronics North America Corporation, Pioneer Electronics (USA) Inc., Samsung Electronics America, Sharp Electronics Corporation, Sherwood America Inc., Sony Corporation of America, Sony Electronics, Inc., Technicolor USA, Inc., (d/b/a RCA), Toshiba America Information Systems, Inc., Vizio, Inc., Yamaha Corporation of America, Bestbuy.com, LLC and Best Buy Stores, L.P. The complaint seeks damages and a permanent injunction. Walker Digital entered into a settlement agreement with Toshiba America Information Systems, Inc. on September 14, 2011, Oppo Digital, Inc. on October 11, 2011, Yamaha Corporation of America on December 7, 2011, Denon Electonics (USA), LLC on February 3, 2012, Orion America, Inc. on February 15, 2012, Sherwood America, Inc. on March 2, 2012, Harman International Industries, Inc. and Philips Electronics North America Corporation on March 8, 2012, Samsung Electronics America on June 13, 2012, Pioneer Electronics (USA) Inc and Onkyo USA Corporation on June 27, 2012, LG Electronics USA on June 28, 2012, Sharp Electronics Corporation on July 2, 2012, Panasonic Corporation of North America on November 6, 2012. Walker Digital subsequently dismissed each licensee respectively from this matter.

On April 25, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 5,970,143 and 5,768,382 in the United States District Court for the District of Delaware, Docket No. 11-322. The complaint was filed against Activision Blizzard, Inc., Atari, Inc., Cartoon Interactive Group, Inc., CCP North America, Inc., Cryptic Studios, Inc., Disney Interactive Studios, Inc., Disney Online Studios Canada, Inc., Disney Online, Electronic Arts, Inc., ESPN/Starwave Partners (d/b/a ESPN Internet Ventures), Gaia Interactive, Inc., Microsoft Corporation, Miniclip America, Inc., MLB Advanced Media, LP, Onlive, Inc., Popcap Games, Inc., Sony Computer Entertainment America LLC, Sony Corporation of America, Sony Online Entertainment LLC, Turbine, Inc., Turner Digital Basketball Services, Inc., Valve Corporation, Walt Disney Corporation, Yahoo! Inc., and Zynga, Inc. The complaint seeks damages and a permanent injunction. Walker Digital entered into a settlement agreement with Disney Online Studios Canada, Disney Online and ESPN/Starwave Partners (d/b/a ESPN Internet Ventures) on January 1, 2012, Valve Corporation on February 17, 2012, Activision Blizzard, Inc., and Zynga, Inc. on March 15, 2012, Yahoo! Inc. on July 11, 2012, Electronic Arts, Inc. and Popcap Games, Inc. on July 24, 2012, Cartoon Interactive Group, Inc., Turbine, Inc. and Turner Digital Basketball Services, Inc. on September 13, 2012, Atari, Inc. on September 27, 2012, Miniclip America, Inc. on October 1, 2012, Cryptic Studios, Inc. on October 3, 2012 and Gaia Interactive, Inc. on October 23, 2012. Walker Digital subsequently dismissed each licensee respectively from this matter. Walker Digital voluntarily dismissed Onlive, Inc. and CCP North America, Inc.

On April 12, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 7,924,323 in the United States District Court for the District of Delaware, Docket No. 11-326. The complaint was filed against Canon U.S.A. Inc., Casio America, Inc., Eastman Kodak Co., Eye-Fi, Inc., Fujifilm U.S.A, Inc., Nikon, Inc., Olympus America, Inc., Pentax of America, Inc., Ricoh Americas Corporation, Samsung Electronics America, Sanyo North America Corporation, Sony Corporation of America and Sony Electronics, Inc. The complaint seeks damages and a permanent injunction. Walker Digital entered into a settlement agreement with Nikon, Inc. on December 19, 2011, Samsung Electronics America on June 13, 2012 and Canon U.S.A. Inc. on March 5, 2013. Walker Digital subsequently dismissed each licensee respectively from this matter.

On April 15, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 5,884,272 and 5,884,270 in the United States District Court for the District of Delaware, Docket No. 11-340. The complaint was filed against Criterion Capital Partners LLC, and Bebo, Inc. The complaint seeks damages and a permanent injunction.

On April 22, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 5,970,470 in the United States District Court for the District of Delaware, Docket No. 11-362. The complaint was filed against Amazon.com, Inc. The complaint seeks damages and a permanent injunction.

On April 25, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,224,486 and 6,425,828 in the United States District Court for the District of Delaware, Docket No. 11-368. The complaint was filed against 2K Games, Inc., 2K Sports, Inc., Capcom Entertainment, Inc., Capcom U.S.A, Inc., Electronic Arts, Inc., Konami Digital Entertainment, Inc., Microsoft Corporation, Rockstar Games, Inc., Sega of America Inc., Sony Computer Entertainment America LLC, Square Enix of America Holdings, LLC, Square Enix, Inc., Take-Two Interactive Software, Inc., THQ Inc. and Ubisoft, Inc. The complaint seeks damages and a permanent injunction. Walker Digital has entered into a settlement agreement with Electronic Arts, Inc. on July 24, 2012, Take-Two Interactive Software, Inc., 2K Games, Inc., 2K Sports, Inc. and Rockstar Games, Inc. on August 2, 2012, Konami Digital Entertainment, Inc. and Square Enix, Inc. on December 28, 2012, and Ubisoft, Inc., Sega of America, Inc. and Capcom U.S.A. on September 1, 2013. Walker Digital has subsequently dismissed each settling party respectively from this matter.

On April 26, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 7,933,893 in the United States District Court for the District of Delaware, Docket No. 11-369. The complaint was filed against Google, Inc., Microsoft Corporation, Amazon.com, Inc., and Vibrant Media. The complaint seeks damages and a permanent injunction. Walker Digital voluntarily dismissed Google, Inc., Microsoft Corporation and Amazon.com, Inc.

On August 8, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,110,041 and 6,293,866 in the United States District Court for the District of Delaware, Docket No. 11-696. The complaint was filed against Microsoft Corporation, Sony Computer Entertainment America LLC, Sony Network Entertainment America, Inc., and Sony Network Entertainment International LLC. The complaint seeks damages and a permanent injunction. Walker Digital voluntarily dismissed Sony Network Entertainment America, Inc.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-989. The complaint was filed against Google, Inc. The complaint seeks damages and a permanent injunction.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-990. The complaint was filed against Amazon.com, Inc. The complaint seeks damages and a permanent injunction.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patent 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-991. The complaint was filed against Microsoft Corporation. The complaint seeks damages and a permanent injunction.

On October 18, 2011, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 8,041,711 in the United States District Court for the District of Delaware, Docket No. 11-993. The complaint was filed against Vibrant Media, Inc. The complaint seeks damages and a permanent injunction.

On January 16, 2013, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,381,582 in the United States District Court for the District of Delaware, Docket No. 13-096. The complaint was filed against Wal-Mart Stores, Inc. The complaint seeks damages and a permanent injunction.

On January 16, 2013, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,381,582 in the United States District Court for the District of Delaware, Docket No. 13-097. The complaint was filed against Toys “R” Us, Inc. The complaint seeks damages and a permanent injunction.

On January 16, 2013, Walker Digital filed suit alleging infringement of one or more claims of U.S. Patents 6,381,582 in the United States District Court for the District of Delaware, Docket No. 098. The complaint was filed against Paynearme, Inc., 7-Eleven, Inc. and Amazon.com, Inc. The complaint seeks damages and a permanent injunction.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

Our common stock was delisted from the NASDAQ on March 2, 2011, as a result of the findings of the NASDAQ Hearings Panel, which determined we no longer met NASDAQ’s listing standards on the grounds that we were not in compliance with Listing Rule 5101 and that we may have been a “public shell” with no operating business.

Our common stock is quoted on the OTC Bulletin Board under the symbol “GLOI”.

The table below sets forth the high and low bid prices for our common stock as reported on the OTC Bulletin Board from March 22, 2011 to September 20, 2013, and as reported on the pink sheets from March 2, 2011 to March 21, 2011, as well as the high and low sales prices of our common stock as reported on NASDAQ from January 1, 2011 to March 1, 2011. The price quotations reported on the OTC Bulletin Board and the pink sheets reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2011	High	Low
First Quarter	$2.72	$2.37
Second Quarter	2.59	2.35
Third Quarter	2.45	2.21
Fourth Quarter	2.60	2.25

Fiscal Year 2012	High	Low
First Quarter	$3.10	$2.50
Second Quarter	2.89	2.61
Third Quarter	3.02	2.76
Fourth Quarter	2.90	2.20

Fiscal Year 2013	High	Low
First Quarter	$2.55	$2.30
Second Quarter	2.50	2.30
Third Quarter through September 20, 2013	4.43	1.80

As of September 20, 2013, there were 20,780,153 shares of common stock outstanding, held by 191 holders of record and 14,999,000 shares of our Series B Convertible Preferred Stock, held by a single holder of record. The last reported sales price of our common stock was $3.40 per share on September 20, 2013.

Dividend Policy and Share Repurchases

We have not paid any cash dividends on our common stock during the periods presented above and do not have any plans to pay cash dividends in the immediate future. However, in the future, the Board may change our strategy to one that includes a dividend or distribution on our capital stock.

During the year ended December 31, 2012, we repurchased 1,943 shares of our common stock at an aggregate cost of $5,000.

Recent Sales of Unregistered Securities

On the Closing Date, the Registrant issued to Walker Digital 7,667,667 shares of the Registrant’s common stock and 14,999,000 shares of Series B Convertible Preferred Stock resulting in Walker Digital receiving approximately 37% of the issued and outstanding shares of our common stock and all of our issued and outstanding shares of Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock may be converted into one share of common stock at any time and from time to time. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sale of such shares of common stock and shares of Series B Convertible Preferred Stock to Walker Digital, as such sales were not in connection with a public offering.

On July 10, 2013, the Registrant issued to BCM 1,325,776 shares of restricted common stock as consideration for BCM’s services in connection with the Merger. The common stock vested on the Closing Date. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sale of such 1,325,776 shares of common stock to BCM, as such sale was not in connection with a public offering. On July 10, 2013, in connection with the issuance of 1,325,776 shares of restricted common stock to BCM, the Registrant’s Board of Directors determined that BCM will not be deemed to be an “Acquiring Person” for the purposes of the Rights Agreement, unless and until BCM becomes the “Beneficial Owner” (as defined under the Rights Agreement) of more than 20% of the Registrant’s outstanding common stock. The Rights Agreement was terminated immediately prior to the closing of the Merger.

On July 11, 2013, in recognition of their service to the Registrant, the Registrant entered into amendments to each of Dr. Harvey Schiller’s and Mr. Jeffrey O. Nyweide’s employment agreements, to provide that upon the closing of the Merger the Registrant would issue to each of Dr. Schiller and Mr. Nyweide 100,000 shares of common stock and 83,334 shares of common stock, respectively. Such shares were issued upon the closing of the Merger. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sales of such 100,000 shares of common stock and 83,334 shares of common stock, to each of Dr. Schiller and Mr. Nyweide, respectively, as such sales were not in connection with a public offering.

On the Closing Date, in connection with the amendment of a service agreement with the Vendor pursuant to which the Vendor reduced its future fees, the Registrant issued 1,445,000 shares of common stock to the Vendor. The Registrant relied on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the sale of such shares of common stock to the Vendor, as such sale was not in connection with a public offering.

Substantially simultaneously with the closing of the Merger, the Registrant completed the closing of the Primary Offering of units, each consisting of one newly issued share of common stock and one warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Primary Offering collectively purchased 3,960,616 shares of common stock and warrants to purchase 2,430,308 shares of common stock for total consideration of $11,881,847. The Warrants issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of the Registrant’s common stock and are subject to a call option in favor of the Registrant. The Primary Offering was made to a limited number of Accredited Investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

Description of Registrant’s Securities

The following is a summary of some of the terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the relevant provisions of our Certificate of Incorporation and our By-laws.

For a complete description you should refer to our Certificate of Incorporation and our By-laws, which are incorporated by reference as exhibits to this Current Report.

General

As of the date of this Current Report, we are authorized by our Certificate of Incorporation to issue an aggregate of 100,000,000 shares of common stock, par value $0.001 per share. In addition, as of the date of this Current Report, we are authorized by our Certificate of Incorporation to issue an aggregate of 15,000,000 shares of preferred stock, par value $0.001 per share, 14,999,000 shares of which have been designated Series B Convertible Preferred Stock. As of September 23, 2013, there were 20,780,153 shares of our common stock and 14,999,000 shares of our Series B Convertible Preferred Stock issued and outstanding.

Description of our Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds pari passu with the holders of our Series B Convertible Preferred Stock, on an as-converted to common stock basis.

Upon liquidation, dissolution or winding-up of our company, the holders of our common stock and the holders of the Series B Convertible Preferred Stock, based on the number of shares of our common stock into which the Series B Convertible Preferred Stock is convertible, are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock bearing such a preference, of which currently there are none. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Description of Our Series B Convertible Preferred Stock

Holders of our Series B Convertible Preferred Stock are entitled at any time to convert their shares of Series B Convertible Preferred Stock into an equal number of shares of our common stock, subject to adjustment in the event of a stock dividend, subdivision or combination of our common stock. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock and the holders of the Series B Convertible Preferred Stock, based on the number of shares of our common stock into which the Series B Convertible Preferred Stock is convertible, are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock bearing such a preference, of which currently there are none. In the event of any liquidation, dissolution or winding up of us, our assets legally available for distribution will be distributed ratably among the holders of the Series B Convertible Preferred Stock and our common stock, based on the number of shares of our common stock into which the Series B Convertible Preferred Stock is convertible. The holders of our Series B Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds, pari passu on an as-converted to common stock basis with the amount of such dividends to be distributed to the holders of our common stock immediately prior to the declaration of such dividend or distribution. The shares of Class B Preferred Stock will vote together with our common stock on all matters as to which shares of our common stock may be voted. The holders of shares of Series B Convertible Preferred Stock have the right to cast 80.0% of the votes to be cast on any matter involving a stockholder vote, including the election of all directors.

Preferred Stock Purchase Rights and Series A Junior Participating Preferred Stock

In connection with our entry into a Rights Agreement, dated as of September 7, 2010 and amended as of March 26, 2012 by and between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, as amended from time to time (the “Rights Agreement”), the Board authorized the issuance of one right (a “Preferred Stock Purchase Right”) to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $4.10 (as may be adjusted from time to time as provided in the Rights Agreement) for each share of our outstanding common stock to stockholders of record as of the close of business on September 17, 2010. On September 6, 2013, we amended the Rights Agreement to extend its expiration date, and on September 17, 2013, we further amended the Rights Agreement to cause the Rights Agreement to terminate immediately before the Effective Time.

On September 17, 2013, we filed with the Secretary of State of the State of Delaware, a certificate eliminating from the Registrant’s Certificate of Incorporation, as amended, all matters relating to the Registrant’s Series A Junior Participating Preferred Stock. At the time of filing this certificate, there were no issued or outstanding shares of Series A Participating Preferred Stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-laws

Certain provisions of Delaware law, our Certificate of Incorporation and our By-laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Certificate of Incorporation and By-laws

Our Certificate of Incorporation and By-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including, but not limited to, the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	stockholders may only remove directors for cause;

•	at least 75% of all votes entitled to be cast at any annual election of directors must vote in favor of the amendment of any of our By-laws, although our By-laws may be amended at any time by a majority vote of the Board of Directors;

•	vacancies on the Board occurring between meetings of stockholders may be filled only by the Directors;

•	the Directors can expand the size of the Board by a majority vote of the Directors;

•	we require that actions by written consent of stockholders be reviewed and certified by an inspector of elections; and

•	we require advance notice for stockholder proposals.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our Certificate of Incorporation and By-laws could discourage, delay or prevent a transaction involving a change in control of our company. These deterrents could adversely affect the price of our common stock and make it difficult to remove or replace members of our Board or management.

Delaware Anti-Takeover Statute

We may become subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Section 203 may have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. Section 203 may also discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Indemnification of Directors and Officers.

Delaware General Corporation Law

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation

Under our Certificate of Incorporation, every director, officer or employee of the Registrant shall be indemnified by the Registrant against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the Registrant, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred or liability incurred, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Registrant. In addition, no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

By-laws

Pursuant to the By-laws of the Registrant, any person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Registrant and as otherwise permitted by the DGCL.

Indemnification Agreements

As permitted under Delaware law, the Registrant has agreements whereby its officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Registrant’s request in such capacity. The term of the indemnification period is for the officer’s or director’s term in such capacity and thereafter for so long as the officer or director is subject to any proceeding.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The disclosure set forth in Item 2.01 of this Current Report is incorporated into this item by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Pursuant to the Rights Agreement, dated as of September 7, 2010 and amended as of March 26, 2012 by and between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, as amended from time to time (the “Rights Agreement”), the right (a “Preferred Stock Purchase Right”) to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $4.10 (as may be adjusted from time to time as provided in the Rights Agreement), was associated with each share of common stock of the Registrant. On September 6, 2013, we amended the Rights Agreement to extend its expiration date, and on the Closing Date, we further amended the Rights Agreement to cause the Rights Agreement to terminate on September 17, 2013. Also on September 17, 2103, we filed with the Secretary of State of the State of Delaware, a certificate eliminating from the Registrant’s Certificate of Incorporation, as amended, all matters relating to the Registrant’s Series A Junior Participating Preferred Stock.

On September 17, the Registrant filed a Certificate of Designations, designating a new class of preferred stock of the Registrant titled Series B Convertible Preferred Stock. Holders of the Series B Preferred of the Registrant are entitled, by virtue of holding such shares of Series B Convertible Preferred Stock, to cast an aggregate of 80% of the total votes that may be cast with respect to all matters as to which stockholders of the Registrant are entitled to vote, including the election of all directors.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As a result of the Merger, we experienced a change of control. Walker Digital acquired 37% of our issued and outstanding common stock and 100% of our issued and outstanding Series B Convertible Preferred Stock (and, assuming conversion of all such shares of Series B Convertible Preferred Stock, 64%, of our issued and outstanding common stock). The disclosure set forth in Item 2.01 of this Current Report is incorporated into this item by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosure set forth in Item 2.01 of this Current Report is incorporated into this item by reference.

ITEM 5.03 AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On September 17, 2013, we filed with the Secretary of State of the State of Delaware a certificate eliminating from the Registrant’s Certificate of Incorporation, as amended, all matters relating to the Registrant’s Series A Junior Participating Preferred Stock. At the time of filing this certificate, there were no issued or outstanding shares of Series A Junior Participating Preferred Stock. Also on September 17, 2013, we filed with the Secretary of State of the State of Delaware a Certificate of Designations to designate the powers, preferences and special rights of our Series B Convertible Preferred Stock. The Certificate of Designations is filed as an exhibit to this Current Report and is incorporated herein by reference.

Effective upon the closing of the Merger, our by-laws were amended (the “By-laws Amendment”) to reflect the voting power of our Series B Preferred Shares. The By-laws Amendment is filed herewith and is incorporated herein by reference.

The disclosure set forth in Item 2.01 of this Current Report is incorporated into this item by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The disclosure set forth in Item 2.01 of this Current Report is incorporated into this item by reference.

As a result of the Merger, we believe that we are no longer a shell company, as defined in Rule 12b-2 of the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of business acquired

In accordance with Item 9.01(a), the unaudited financial statements for the six months ended June 30, 2013 and the six months ended June 30, 2012 with respect to the business of Walker Digital related to the assets and liabilities that we acquired pursuant to the Merger are included with this Current Report. The audited financial statements for the fiscal years ended December 31, 2012 and 2011 with respect to the business of Walker Digital related to the assets and liabilities that we acquired pursuant to the Merger are filed with our Current Report on Form 8-K filed with the Commission on August 1, 2013.

(b)	Pro Forma financial information

In accordance with Item 9.01(b), unaudited pro-forma financial statements are included with this Current Report.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 11, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub, LLC, Walker Digital, LLC and Walker Digital Holdings, LLC. (14)

2.2	Amendment to Agreement and Plan of Merger dated as of September 18, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub LLC, Walker Digital, LLC and Walker Digital Holdings, LLC

2.3	Certificate of Merger of Walker Digital Holdings, LLC

3.1	Certificate of Incorporation of GlobalOptions Group, Inc.

3.2	Certificate of Amendment to Certificate of Incorporation.

3.3	Certificate of Elimination of the Series D Convertible Preferred Stock. (14)

3.4	Certificate of Elimination of the Series A Junior Participating Preferred Stock. (18)

3.5	Certificate of Designations of Series B Convertible Preferred Stock.

3.6	Bylaws.

3.7	Amendment to Bylaws.

3.8	Amendments to Bylaws.

3.9	Amendments to Bylaws.

4.1	Rights Agreement, dated as of September 7, 2010, between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (10)

4.2	Amendment No. 1 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (13)

4.3	Amendment No. 2 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (17)

4.4	Amendment No. 3 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (18)

4.5	Restricted Stock Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC. (14)

4.6	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC. (14)

4.7	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Walker Digital LLC. (14)

4.8	Form of Warrant of GlobalOptions Group, Inc.

4.9	Lock-Up Agreement dated September 18, 2013, by and between IP Navigation Group, LLC and GlobalOptions Group, Inc.

4.10	Restricted Stock Agreement dated as of September 18, 2013, by and between IP Navigation Group, LLC, and GlobalOptions Group, Inc.

10.1	Amended and Restated 2006 Long-Term Incentive Plan. (7)

10.2	Amended and Restated 2006 Employee Stock Purchase Plan. (7)

10.3	Employment Agreement, dated as of January 29, 2004, between Harvey W. Schiller, Ph.D. and GlobalOptions, Inc. (1)

10.4	Letter Agreement among GlobalOptions Group, Inc., GlobalOptions, Inc. and Harvey W. Schiller, Ph.D., dated January 29, 2004, pursuant to which GlobalOptions Group, Inc. assumed Dr. Schiller’s original employment agreement with GlobalOptions, Inc. (1)

10.5	Amendment to Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of December 19, 2006. (3)

10.6	Modification of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of August 13, 2009. (8)

10.7	Modification of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of May 13, 2010. (9)

10.8	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of December 14, 2010. (11)

10.9	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of December 12, 2011. (13)

10.10	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of March 26, 2012. (13)

10.11	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of March 31, 2013. (16)

10.12	Amendment to Employment Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Dr. Harvey W. Schiller. (14)

10.13	Employment Extension Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Dr. Harvey W. Schiller. (14)

10.14	Employment Agreement, dated July 30, 2007, between Jeffrey O. Nyweide and GlobalOptions Group, Inc. (6)

10.15	Modification of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of August 13, 2009. (8)

10.16	Modification of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of May 13, 2010. (9)

10.17	Amendment of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of December 14, 2010. (11)

10.18	Amendment of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of March 26, 2012. (13)

10.19	Amendment of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of March 31, 2013. (16)

10.20	Amendment to Employment Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Mr. Jeffrey O. Nyweide. (14)

10.21	Employment Extension Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Mr. Jeffrey O. Nyweide. (14)

10.22	Employment Agreement and Non-Competition and Confidentiality Agreement, dated as of September 18, 2013, between Gary Greene and GlobalOptions Group, Inc.

10.23	Employment Agreement and Non-Competition and Confidentiality Agreement, dated as of September 18, 2013, between Karen Romaine and GlobalOptions Group, Inc.

10.24	Employment Agreement and Non-Competition and Confidentiality Agreement, dated as of September 18, 2013, between Jonathan Ellenthal and GlobalOptions Group, Inc.

10.25	Support Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (13)

10.26	Amendment to Support Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc.

10.27	Registration Rights Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (13)

10.28	Amendment to Registration Rights Agreement, dated July 22, 2013, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (15)

10.29	Shared Services Agreement, dated as of July 11, 2013, by and between Walker Digital Holdings, LLC and Walker Digital Management, LLC. (14)

10.30	Form of Indemnification Agreement between GlobalOptions Group, Inc. and its new directors and officers.

10.31	Registration Rights Agreement, dated September 18, 2013, by and between GlobalOptions Group, Inc. and the holders party thereto.

10.32	Subscription, Purchase and Investment Agreement dated as of September 18, 2013, by and between Walker Digital, LLC, GlobalOptions Group, Inc. and the investors party thereto.

10.33	Bill of Sale, Assignment and Assumption Agreement dated as of September 18, 2013, by and between Walker Digital, LLC, and Walker Digital Holdings, LLC

10.34	Escrow Agreement dated as of made as of August 27, 2013, by and among GlobalOptions Group, Inc., Broadband Capital Management LLC and Continental Stock Transfer & Trust Company

21.1	Subsidiaries of GlobalOptions Group, Inc.

(1)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on June 30, 2005, as amended.
(2)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on December 11, 2006.
(3)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on December 22, 2006.
(4)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on February 23, 2007.
(5)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on May 16, 2007.

(6)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-QSB filed with the Commission on August 14, 2007.
(7)	Incorporated by reference to the exhibits included with our annual report on Form 8-K filed with the Commission on July 30, 2008.
(8)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q filed with the Commission on August 14, 2009.
(9)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q filed with the Commission on August 16, 2010.
(10)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 8, 2010.
(11)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on January 23, 2012.
(12)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on January 23, 2012.
(13)	Incorporated by reference to the exhibits included with our annual report on Form 10-K filed with the Commission on March 30, 2012.
(14)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on July 15, 2013.
(15)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q filed with the Commission on July 23, 2013.
(16)	Incorporated by reference to the exhibits included with our annual report on Form 10-K filed with the Commission on April 1, 2013.
(17)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 9, 2013.
(18)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 23, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALOPTIONS GROUP, INC.

Date: September 24, 2013	By:	/s/ Jonathan Ellenthal
Jonathan Ellenthal
Chief Executive Officer

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

CONDENSED BALANCE SHEETS

(Dollars in Thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current Assets:
Accounts receivable	$2,860	$3,663
Prepaid and other current assets	145	164

Total current assets	3,005	3,827

Other Assets:
Investments, at cost	250	250

Total assets	$3,255	$4,077

LIABILITIES AND PARENT’S EQUITY
Current Liabilities:
Accounts payable	131	465
Accrued expenses	1,457	1,684

Total current liabilities	1,588	2,149

Total liabilities	1,588	2,149

Commitment and Contingencies
Parent’s Equity:
Net parent’s equity	1,667	1,928

Total parent’s equity	1,667	1,928

Total liabilities and parent’s equity	$3,255	$4,077

The accompanying unaudited notes are an integral part of these financial statements.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

CONDENSED STATEMENTS OF OPERATIONS

(Dollars in Thousands)

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2013	2012
Revenues:
Licensing fees	$1,124	$9,470
Patent sales	—	1,600

Total revenues	1,124	11,070

Cost of revenues:
Legal and consulting contingency fees	387	3,863
Other legal and consulting fees	943	1,220
Patent prosecution costs	172	154
Electronic data set-up fees	—	1,600

Total cost of revenue	1,502	6,837

Net revenue	(378)	4,233
Operating expenses:
Patent expenses	235	304
Salaries and benefits	596	1,363
Merger related costs	293	—
General and administrative	69	86

Total operating expenses	1,193	1,753

Net income (loss)	$(1,571)	$2,480

The accompanying unaudited notes are an integral part of these financial statements.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2013	2012
Cash Flows From Operating Activities:
Net income (loss)	$(1,571)	$2,480
Adjustments to reconcile net income (loss)
Net transfer from (to) parent	1,310	(2,913)
Cash provided by operating activities:
Changes in operating assets and liabilities :
Decrease (increase) in:
Accounts receivable	803	(377)
Prepaid and other current assets	19	7
Increase (decrease) in:
Accounts payable	(334)	(215)
Accrued expenses	(227)	1,018

Net cash used in (provided by) operating activities	—	—

Cash Flows From Investing Activities:	—	—
Cash Flows From Financing Activities:	—	—
Net change in cash	—	—
Cash:
Beginning	—	—

Ending	$—	$—

The accompanying notes are an integral part of these financial statements.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

Notes to the Condensed Interim Financial Statements

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

Walker Digital Licensing and Enforcement business segment (“WDLE” or “the Company”) develops and commercializes patents and other intellectual property assets created by Walker Digital, LLC, the research and development lab founded and led by Jay Walker. Immediately prior to the merger, as more fully disclosed below, Walker Digital, LLC, a Delaware limited liability company, (“WD” or “Parent”) will transfer the intellectual property assets created by WD to a newly-formed entity named Walker Digital Holdings, LLC (“WDH”).

On July 11, 2013, GlobalOptions Group, Inc. (“GlobalOptions”), WD and WDH entered into a merger agreement setting out, among other things, the terms under which the proposed merger transaction will be undertaken. The merger agreement was completed on September 18, 2013. Under the transaction, all of the outstanding membership interests of WDH will be exchanged for shares of GlobalOptions common stock and shares of a new Series B Preferred Stock of GlobalOptions, resulting in WD receiving approximately 64% of the economic interest and not less than 80% of the voting interest in GlobalOptions. Except for up to $15,000,000 shares of common stock, all other shares to be received by WD will be subject to lock-up agreements whereby such shares cannot be sold or transferred for a period of one year following closing, other than to affiliates and to current and former officers or members of WD and its affiliates (and on the condition such transferees enter into a similar lock-up agreement), upon a pledge of such securities (and on condition such pledgee will enter into a similar lock-up agreement) or in a secondary sale contemplated in connection with the merger. WD may also receive an additional 2,166,667 shares subject to certain performance conditions.

Substantially with the closing of the merger, GlobalOptions completed the closing of a private placement (the “Primary Offering”) of units, each consisting of one newly issued share of common stock and one warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Primary Offering collectively purchased 3,960,616 shares of common stock and warrants to purchase 1,980,308 shares of common stock for total consideration of $11,881,847. The warrants (the “Warrants”) issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of common stock and are subject to a call option. It is a condition to GlobalOptions’ right to exercise its call option that, prior to the exercise of the call option, the closing price of the common stock of GlobalOptions equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days. The Primary Offering was made to a limited number of accredited investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

Overview

The Company develops, licenses and otherwise enforces patented technologies. WDLE generates revenues from the granting of intellectual property rights for the use of, or pertaining to, patented technologies. The Company also monetizes its intellectual property to include the sale of select patent assets. Patent protection is a key part of the Company’s business model, because it provides the Company with a period of exclusive ownership during which the Company can recoup risk capital and generate a profit from inventions. As an entrepreneurially driven entity, the Company is committed to a flexible approach when it comes to business models, deal terms and allocations of risk.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on a “carve-out” basis from WD’s accounts and reflect the historical accounts directly attributable to WDLE together with allocations of costs and expenses. The financial statements may not be indicative of future performance and may not reflect what their results of operations, financial position, and cash flows would have been had WDLE operated as an independent entity. Certain estimates, including allocations from WD, have been made to provide financial statements for stand-alone reporting purposes. All inter-company transactions between WD and WDLE are classified as net transfer to/from parent in the financial statements. The Company believes that the assumptions underlying the carve-out financial statements are reasonable. The cost allocation methods applied to certain common costs include the following:

•	Specific identification. Where the amounts were specifically identified to WDLE, they were classified accordingly.

•	Reasonable proportional allocation. Where the amounts were not clearly or specifically identified, management determined if a reasonable proportional allocation method could be applied.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

Notes to the Condensed Interim Financial Statements

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

The condensed financial statements have been prepared by the Company, without audit, pursuant to interim financial reporting guidelines and the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company’s management, all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the periods presented have been included. These condensed financial statements and the accompanying notes should be read in conjunction with the Company’s audited financial statements and accompanying notes included in the GlobalOptions Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on August 1, 2013. The results of operations for the six months ended June 30, 2013, are not necessarily indicative of the operating results to be expected for the full fiscal year or any future periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Parent’s Equity

Parent’s equity in the Balance Sheets represents the Parent’s historical investment in WDLE, which consists of accumulated net income (loss) and the net effect of transactions with and allocations to/from the Parent. The main components of the net transfers to/from Parent are cash pooling and various allocations from the Parent.

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectability of amounts is reasonably assured.

Licensing Fees

We derive the majority of our revenue from patent licensing. In general, these revenue arrangements provide for the payment of contractually determined fees in consideration for the grant of certain intellectual property rights for patented technologies owned or controlled by the Company. These rights typically include some combination of the following: (i) the grant of a non-exclusive, retroactive and future license to manufacture and/or sell products covered by patented technologies owned or controlled by WDLE’s operating subsidiaries, (ii) a covenant-not-to-litigate, (iii) the release of the licensee from certain claims, and (iv) the dismissal of any pending litigation. The intellectual property rights granted may be perpetual in nature, extending until the expiration of the related patents, or can be granted for a defined, relatively short period of time, with the licensee possessing the right to renew the agreement at the end of each contractual term for an additional minimum upfront payment. The Company recognizes licensing fees when there is persuasive evidence of a licensing arrangement, fees are fixed or determinable, delivery has occurred and collectability is reasonably assured.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

Notes to the Condensed Interim Financial Statements

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

Patent Sales

All patents have been internally developed. Research and development cost, if any, are expensed as incurred. The Company monetizes its intellectual property to include the sale of select patent assets. As patent sales represents a component of the Company’s ongoing major or central operations and activities, the Company records the related proceeds as revenue. The Company recognizes the patent sales revenue when there is persuasive evidence of a sales arrangement, fees are fixed or determinable, delivery has occurred and collectability is reasonably assured. These requirements are generally fulfilled upon closing of the patent sale transaction.

Amounts related to revenue arrangements that do not meet the revenue recognition criteria described above are deferred until the revenue recognition criteria are met.

WDLE assesses the collectability of fees receivable based on a number of factors, including past transaction history and credit-worthiness of licensees. If it is determined that collection is not reasonably assured, the fee is recognized when collectability becomes reasonably assured, assuming all other revenue recognition criteria have been met.

Cost of Revenues

Cost of revenues include the costs and expenses incurred in connection with WDLE’s patent licensing activities, including contingent legal fees paid to external patent counsel, other patent-related legal expenses paid to external patent counsel, licensing related research, consulting and other expenses paid to third parties. These costs are included under the caption “Cost of Revenues” in the accompanying Statement of Operations.

Contingent Legal and Consulting Fees

Contingent legal and consulting fees are expensed in the Statement of Operations in the period that the related revenues are recognized. In instances where there are no recoveries from potential infringers, no contingent legal and consulting fees are paid; however, WDLE may be liable for certain out of pocket legal and consulting costs incurred pursuant to the underlying legal and consulting services agreement. Legal fees advanced by contingent law firms, if any, that are required to be paid in the event that no license recoveries are obtained are expensed as incurred and included in liabilities in the Balance Sheets.

Investments

In cases where the Company’s investment is less than 20% of the outstanding voting stock and significant influence does not exist, the investment is carried at cost.

Income Taxes

WDLE’s taxable income (loss) is allocated to members of WD in accordance with their respective percentage ownership of WD. WD is a pass-through entity. Therefore, no provision or liability for income taxes has been included in the financial statements. WD did not have any uncertain tax positions nor did it have any unrecognized tax benefits as of the periods presented herein.

Revenue Concentrations

The Company considers significant revenue concentrations to be counterparties who account for 10% or more of the total revenues generated by the Company during the period. The Company had 2 such counterparties who accounted for 79% of total revenues during the six months ended June 30, 2013.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

Notes to the Condensed Interim Financial Statements

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a significant effect to the accompanying financial statements.

NOTE 3 – CARVE-OUT ASSUMPTIONS AND ALLOCATIONS

The expenses of WDLE for the six months ended June 30, 2013 and 2012, including executive compensation, have been allocated by management between WDLE and WD, based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation.

The following expenses included in the accounting records of WDLE have been attributed by management to the operations being retained by WDLE and accordingly have been excluded from the results of operations of WD:

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2013	2012
General and Administrative Expenses:
Rent and utilities	$48	$59
Insurance	1	5
Telephone	4	6
Office services and supplies	13	12
Other	3	4

Total General and Administrative Expenses	$69	$86

NOTE 4 – INVESTMENTS

The Company received 57,000 shares of common stock in Tagged, Inc. as part of payment in connection with a license agreement. The par value per share is $.0001. If on liquidation date (i.e. public offering or change of control), the grant value of the stock is less than $250 thousand (“grant value” or “floor value”), Tagged will pay the Company the difference between the $250 thousand floor value and the grant value. The investment is carried at cost.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Leases

The Company is not a party to any leases for office space or equipment. The costs related to such leases have been allocated to WDLE from WD.

Litigation

The Company is subject to claims, counterclaims and legal actions that arise in the ordinary course of business. Management believes that the ultimate liability with respect to these claims and legal actions, if any, will not have a material effect on the Company’s financial position, results of operations or cash flows. The Company recognizes a liability for a contingency when it is probable that liability has been incurred and when the amount of loss can be reasonably estimated. When a range of probable loss can be estimated, the Company accrues the most likely amount of such loss, at no less than the minimum of the range. As of June 30, 2013 and December 31, 2012, the litigation accrual was zero.

WALKER DIGITAL LICENSING AND ENFORCEMENT

(A SEGMENT OF WALKER DIGITAL, LLC)

Notes to the Condensed Interim Financial Statements

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

NOTE 6 – SUBSEQUENT EVENTS

On July 11, 2013, GlobalOptions Group, Inc. (“GlobalOptions”), WD and WDH entered into a merger agreement setting out, among other things, the terms under which the proposed merger transaction will be undertaken. The merger agreement was completed on September 18, 2013. Under the transaction, all of the outstanding membership interests of WDH will be exchanged for shares of GlobalOptions common stock and shares of a new Series B Preferred Stock of GlobalOptions, resulting in WD receiving approximately 64% of the economic interest and not less than 80% of the voting interest in GlobalOptions. Except for up to $15,000,000 shares of common stock, all other shares to be received by WD will be subject to lock-up agreements whereby such shares cannot be sold or transferred for a period of one year following closing, other than to affiliates and to current and former officers or members of WD and its affiliates (and on the condition such transferees enter into a similar lock-up agreement), upon a pledge of such securities (and on condition such pledgee will enter into a similar lock-up agreement) or in a secondary sale contemplated in connection with the merger. WD may also receive an additional 2,166,667 shares subject to certain performance conditions.

Substantially with the closing of the merger, GlobalOptions completed the closing of a private placement (the “Primary Offering”) of units, each consisting of one newly issued share of common stock and one warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Primary Offering collectively purchased 3,960,616 shares of common stock and warrants to purchase 1,980,308 shares of common stock for total consideration of $11,881,847. The warrants (the “Warrants”) issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of common stock and are subject to a call option. It is a condition to GlobalOptions’ right to exercise its call option that, prior to the exercise of the call option, the closing price of the common stock of GlobalOptions equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days. The Primary Offering was made to a limited number of accredited investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

WALKER DIGITAL LICENSING AND ENFORCEMENT

PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

Walker Digital Licensing and Enforcement business segment (“WDLE” or “the Company”) develops and commercializes patents and other intellectual property assets created by Walker Digital, LLC, the research and development lab founded and led by internationally recognized inventor and entrepreneur Jay Walker. Immediately prior to the merger, as more fully disclosed below, Walker Digital, LLC, a Delaware limited liability company, (“WD” or “Parent”) will transfer the intellectual property assets created by WD to a newly-formed entity named Walker Digital Holdings, LLC (“WDH”).

On July 11, 2013, GlobalOptions Group, Inc. (“GlobalOptions”), WD and WDH entered into a merger agreement setting out, among other things, the terms under which the proposed merger transaction will be undertaken. The merger agreement was completed on September 18, 2013. Under the transaction, all of the outstanding membership interests of WDH will be exchanged for shares of GlobalOptions common stock and shares of a new Series B Preferred Stock of GlobalOptions, resulting in WD receiving approximately 64% of the economic interest and not less than 80% of the voting interest in GlobalOptions. Except for up to $15,000,000 of common stock, all other shares to be received by WD will be subject to lock-up agreements whereby such shares cannot be sold or transferred for a period of one year following closing, other than to affiliates and to current and former officers or members of WD and its affiliates (and on the condition such transferees enter into a similar lock-up agreement), upon a pledge of such securities (and on condition such pledgee will enter into a similar lock-up agreement) or in a secondary sale contemplated in connection with the merger. WD may also receive an additional 2,166,667 shares subject to certain performance conditions.

Substantially with the closing of the merger, GlobalOptions completed the closing of a private placement (the “Primary Offering”) of units, each consisting of one newly issued share of common stock and one warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Primary Offering collectively purchased 3,960,616 shares of common stock and warrants to purchase 1,980,308 shares of common stock for total consideration of $11,881,847. The warrants (the “Warrants”) issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of common stock and are subject to a call option. It is a condition to GlobalOptions’ right to exercise its call option that, prior to the exercise of the call option, the closing price of the common stock of GlobalOptions equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days. The Primary Offering was made to a limited number of accredited investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2013 combines the unaudited condensed balance sheet of GlobalOptions and WDLE as of June 30, 2013, giving effect to the transactions described in the Merger Agreement as if they had occurred on June 30, 2013.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2013 combines the unaudited condensed statement of operations of GlobalOptions and WDLE for the six months ended June 30, 2013, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2013.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines the statement of operations of GlobalOptions and WDLE for the year ended December 31, 2012, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2012.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed above, that have a continuing impact on the operations of WDLE and are based on available data and certain assumptions that management believes are factually supportable.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of GlobalOptions and those of WDLE and the related notes thereto contained elsewhere in this Current Report on Form 8-K-A. The pro forma adjustments and the unaudited pro forma information are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or of the future financial position or operating results of WDLE.

Walker Digital Licensing and Enforcement

Pro Forma Combined Balance Sheet

As of June 30, 2013

(Unaudited)

	(2)	(3)
(Dollars in thousands, except shares and per share amounts)	GlobalOptions Group, Inc. and Subsidiary (“GLOI”)	Walker Digital Licensing and Enforcement (“WDLE”)	Elimination of GLOI	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,109	$—	$(1,109)	$1,109	B	$—
				11,694	E	12,803
Short term investments	14,988	—	(14,988)	14,988	B	14,988
Accounts receivable	—	2,860				2,860
Other current assets	95	145	(95)	95	B	240

Total Current Assets	16,192	3,005	(16,192)	27,886		30,891
Investments, at cost	—	250	—	—		250

Total Assets	16,192	3,255	(16,192)	27,886		31,141

Liabilities
Current liabilities:
Accounts payable and accrued expenses and other current liabilities	382	1,588	(382)	382	B	1,970

Total Current Liabilities	382	1,588	(382)	382		1,970

Total Liabilities	382	1,588	(382)	382		1,970

Stockholders’ Equity
Common stock	7	—	(7)	16	A	—
				1	C	—
				4	E	21
Series B preferred stock	—	—	—	15	A	15
Treasury stock, at cost	(713)	—	713	—		—
Additional paid-in capital/net parent equity	92,825	1,667	(92,825)	4,810	A	1,667
				15,810	B	—
				4,440	C	—
				614	D	—
				11,690	E	37,364
Accumulated deficit	(76,309)	—	76,309	(4,841	) A
				(4,441	) C
				(614	) D	(9,897)

Total Stockholders’ Equity	15,810	1,667	(15,810)	27,504		29,171

Total Liabilities and Stockholders’ Equity	$16,192	$3,255	$(16,192)	$27,886		$31,141

			Series B	Additional
		Common	Preferred	Paid-in	Accumulated
		Stock	Stock	Capital	Deficit
A	Stockholders’ Equity
	Issuance of 7,667,667 shares of Common Stock to Walker Digital, LLC (“WD”), par value $0.001 (5)	$8	$—	$(8)	$—
	Issuance of 14,999,000 shares of Series B Preferred Stock to Walker Digital, LLC (“WD”), par value $0.001 (5)	—	15	$(15)
	Issuance of 1,445,000 shares of common stock to consultant for services (1)	1	—	4,840	(4,841)
	Share adjustment due to reverse merger	7		(7)

		$16	$15	$4,810	$(4,841)

		Cash	Short Term Investments	Other Current Assets	Accounts Payable and Accrued Expenses	Additional Paid in Capital
B	Retention of GLOI Assets and Assumption of Liabilities
	Purchase of assets	$1,109	$14,988	$95	$—	$16,192
	Assumption of liabilities	—	—	—	382	(382)

		$1,109	$14,988	$95	$382	$15,810

			Additional
		Common	Paid-in	Accumulated
		Stock	Capital	Deficit
C	Financial Advisory Fee
	Issuance of 1,325,776 shares common stock to financial advisor (1)	$1	4,440	$(4,441)

		1	4,440	(4,441)

			Additional
		Common	Paid-in	Accumulated
		Stock	Capital	Deficit
D	Issuance of Common Stock—to GLOI executives
	Issuance of 183,334 shares common stock to GLOI executives (1)	$0	$614	$(614)

		$0	$614	$(614)

			Additional
		Common	Paid-in
		Stock	Capital	Cash
E	Private Placement Offering
	Issuance of 3,960,616 shares common stock and 1,980,308 warrants (4)	$4	$11,878	$11,882
	Private placement costs	—	(188)	(188)

		$4	$11,690	$11,694

(1)	The common stock was valued at the closing price of GLOI’s common stock on the date issued. ($3.35) on September 18, 2013
(2)	Derived from the unaudited balance sheet of GLOI as of June 30, 2013.
(3)	Derived from the unaudited balance sheet of WDLE as of June 30, 2013.
(4)	Warrants are exercisable for a period of three years at $3.00. The warrants are subject to a call if the stock trades above $6.00 per share for 20 to 30 business days once the underlying shares are registered.

The exercise price for the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

(5)	Does not include 2,166,667 shares subject to certain performance conditions that have not been achieved.

Walker Digital Licensing and Enforcement

Pro Forma Statement of Operations

For the Six Months Ended June 30, 2013

(Unaudited)

		(2)	(3)
(Dollars in thousands, except shares and per share amounts)		Global Options Group, Inc. and Subsidiary (“GLOI”)	Walker Digital Licensing and Enforcement (“WDLE”)	Elimination of GLOI	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Licensing fees		$—	$1,124	$—	$—		$1,124

Total revenues		—	1,124	—	—		15,574

Cost of revenue:
Legal and consultancy fees		—	387	—	—		387
Other legal and consulting fees		—	943	—	—		943
Patent prosecution costs			172	—	—		172
Electronic data-up fees		—	—	—	—		—

Total cost of revenue		—	1,502	—	—		1,502

Net revenue		—	(378)	—	—		(378)
Operating expenses:
Patent expenses		—	235	—	—		235
Salaries and benefits		—	596	—	—		596
Merger related costs		—	293	—	—		293
General and administrative		1,164	69	(1,164)	9,282	A	9,351

Total operating expenses		1,164	1,193	(1,164)	9,282		10,475

Other income:
Other income		12	—	(12)	—		—

Net loss		$(1,152)	$(1,571)	$1,152	$(9,282)		$(10,853)

Earnings per share—basic and dilutive		$(0.19)	$—	$—	$—		$(0.52)
Weighted Average Common Shares Outstanding—basic and diluted		6,197,760	—	—	14,582,393	B	20,780,153
A	Issuance of 1,445,000 shares of common stock to consultant for services (1)	$4,841
Issuance of 1,325,776 shares of common stock to consultant for services (1)		4,441

Total		9,282

		Issuance of Common Shares
B	Weighted Average Shares
Issuance of 7,667,667 shares of common stock to WD (5)		7,667,667
Issuance of 1,445,000 shares of common stock to consultant for services		1,445,000
Issuance of 1,325,776 shares common stock to financial advisor		1,325,776
Issuance of 3,960,616 shares common stock at $3.00 per share and 1,980,308 warrants (4)		3,960,616
Issuance of 183,334 shares common stock to GLOI executives		183,334

		14,582,393

(1)	The common stock was valued at the closing price of GLOI’s common stock on the date issued. ($3.35) on September 18, 2013
(2)	Derived from the unaudited condensed Statement of Operations of GLOI for the six months ended June 30, 2013.
(3)	Derived from the unaudited condensed Statement of Operations of WDLE for the six months ended June 30, 2013.
(4)	Warrants are exercisable for a period of three years at $3.00. The warrants are subject to a call if the stock trades above $6.00 per share for 20 to 30 business days once the underlying shares are registered. The exercise price for the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.
(5)	Does not include 2,166,667 shares subject to certain performance conditions that have not been achieved.

Walker Digital Licensing and Enforcement

Pro Forma Statement of Operations

For the Year Ended December 31, 2012

(Unaudited)

		(2)	(3)
	(Dollars in thousands, except shares and per share amounts)	Global Options Group, Inc. and Subsidiary (“GLOI”)	Walker Digital Licensing and Enforcement (“WDLE”)	Elimination of GLOI	Pro Forma Adjustments		Pro Forma Combined
	Revenues:
	Licensing fees	$—	$17,852	$—	$—		$17,852
	Patent sales	—	$14,450	—	—		14,450

	Total revenues	—	$32,302	—	—		32,302

	Cost of revenue:
	Legal and consultancy fees	—	$10,763	—	—		10,763
	Other legal and consulting fees	—	$3,219	—	—		3,219
	Patent prosecution costs		$313	—	—		313
	Electronic data-up fees	—	$2,400	—	—		2,400

	Total cost of revenue	—	$16,695	—	—		16,695

	Net revenue	—	$15,607	—	—		15,607
	Operating expenses:
	Patent expenses	—	$499	—	—		499
	Salaries and benefits	—	$3,643	—	—		3,643
	General and administrative	3,650	$168	(3,650)	9,282	B	9,450

	Total operating expenses	3,650	$4,310	(3,650)	9,282		13,592

	Other income:
	Other income	20	$—	(20)	—		—

	Income (loss) from continuing operations before provision for income tax	(3,630)	$11,297	3,630	(9,282)		2,015

	Provision for income tax	—	$—	—	806	A	806

	Income (loss) from continuing operations	(3,630)	$11,297	3,630	(10,088)		1,209

	Discontinued operations:
	Gain on disposals, net of tax	9,950	$—	(9,950)	—		—

	Income from discontinued operations	9,950	$—	(9,950)	—		—

	Net income (loss)	$6,320	$11,297	$(6,320)	$(10,088)		$1,209

	Basic and dilutive net income per share:
	Continuing operations	$(0.59)					$0.03
	Discontinued operations, net of tax	1.61					—
	Net income per share	1.02					0.03
	Weighted Average Common Shares Outstanding—basic and diluted	6,197,760	—	—	29,581,393	C	35,779,153
A	Estimated tax expenses assuming WDLE was a C-Corp as of 1/1/13
	Income before provision for income tax	$2,015
	Multiplied by estimated tax rate (34% federal 6% state)	40%

	Income tax expense	$806
B	Issuance of 1,445,000 shares of common stock to consultant for services (1)	$4,841
	Issuance of 1,325,776 shares of common stock to consultant for services (1)	4,441

	Total	$9,282

		Issuance of Common Shares
C	Weighted Average Shares
	Issuance of 7,667,667 shares of common stock to WD (5)	7,667,667
	Issuance of 14,999,000 shares of Series B Preferred Stock to Walker Digital, LLC (“WD”), par value $0.001 (5)	14,999,000
	Issuance of 1,445,000 shares of common stock to consultant for services	1,445,000
	Issuance of 1,325,776 shares common stock to financial advisor	1,325,776
	Issuance of 3,960,616 shares common stock at $3.00 per share and 1,980,308 warrants (4)	3,960,616
	Issuance of 183,334 shares common stock to GLOI executives	183,334

		29,581,393

(1)	The common stock was valued at the closing price of GLOI’s common stock on the date issued. ($3.35) on September 18, 2013
(2)	Derived from the Statement of Operations of GLOI for the year ended December 31, 2012.
(3)	Derived from the Statement of Income of WDLE for the year ended December 31, 2012.
(4)	Warrants are exercisable for a period of three years at $3.00. The warrants are subject to a call if the stock trades above $6.00 per share for 20 to 30 business days once the underlying shares are registered. The exercise price for the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.
(5)	Does not include 2,166,667 shares subject to certain performance conditions that have not been achieved.